Date 10 July 2006

MC IBIS SHIPPING LIMITED
MC EID SHIPPING LIMITED
MARZIA SHIPPING LIMITED
KEW BRIDGE SHIPPING LIMITED
BARNES BRIDGE SHIPPING LIMITED
as joint and several Borrowers

- and -

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 1
as Lenders

- and -

THE BANK OF NOVA SCOTIA
as Agent

- and -

SCOTIABANK EUROPE PLC
as Security Trustee and Swap Bank

LOAN AGREEMENT

relating to
a loan facility of up to US$126,884,000 to refinance
the LPG carriers “CHELSEA BRIDGE” and “TOWER BRIDGE” and
to finance part of the acquisition costs of the LPG carriers
“HANS MAERSK”, “IMMANUEL KANT” and “TYCO BRAHE”

INDEX
Clause		Page

1	INTERPRETATION	1

2	FACILITY	17

3	POSITION OF THE LENDERS AND SWAP BANK	17

4	DRAWDOWN	18

5	INTEREST AND TRANSACTIONS	19

6	INTEREST PERIODS	22

7	DEFAULT INTEREST	22

8	REPAYMENT AND PREPAYMENT	23

9	CONDITIONS PRECEDENT	26

10	REPRESENTATIONS AND WARRANTIES	27

11	GENERAL UNDERTAKINGS	29

12	CORPORATE UNDERTAKINGS	31

13	INSURANCE	32

14	SHIP COVENANTS	36

15	SECURITY COVER	40

16	PAYMENTS AND CALCULATIONS	41

17	APPLICATION OF RECEIPTS	43

18	APPLICATION OF EARNINGS; SWAP PAYMENTS	43

19	EVENTS OF DEFAULT	45

20	FEES AND EXPENSES	49

21	INDEMNITIES	50

22	NO SET-OFF OR TAX DEDUCTION	52

23	ILLEGALITY, ETC	53

24	INCREASED COSTS	53

25	SET OFF	55

26	TRANSFERS AND CHANGES IN LENDING OFFICES	56

27	VARIATIONS AND WAIVERS	58

28	NOTICES	59

29	JOINT AND SEVERAL LIABILITY	61

30	SUPPLEMENTAL	61

31	LAW AND JURISDICTION	62

SCHEDULE 1 LENDERS AND COMMITMENTS		63

SCHEDULE 2 DRAWDOWN NOTICE		64

SCHEDULE 3 CONDITION PRECEDENT DOCUMENTS		65

SCHEDULE 4 TRANSFER CERTIFICATE		67

SCHEDULE 5 REPAYMENT SCHEDULE PART 1 - ADVANCE A REPAYMENTS		71

PART 2 - ADVANCE B REPAYMENTS		72

PART 3 - ADVANCE C REPAYMENTS		73

PART 4 - ADVANCE D REPAYMENTS		75

PART 5 - ADVANCE E REPAYMENTS		1

EXECUTION PAGES		2

THIS AGREEMENT is made on 10 July 2006

BETWEEN

(1)	MC IBIS SHIPPING LIMITED, MC EID SHIPPING LIMITED, MARZIA SHIPPING LIMITED, KEW BRIDGE SHIPPING LIMITED and BARNES BRIDGE SHIPPING LIMITED, as joint and several Borrowers;

(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1, as Lenders;

(3)	THE BANK OF NOVA SCOTIA, as Agent;

(4)	SCOTIABANK EUROPE PLC, as Security Trustee; and

(5)	SCOTIABANK EUROPE PLC, as Swap Bank.

BACKGROUND

(A)
The Lenders have agreed to make available to the Borrowers a facility of up to $126,884,000 in 5 advances comprising, Advance A, Advance B, Advance C, Advance D and Advance E (each as defined below), for the following purposes:

(i)	Advance A shall be used for the purpose of refinancing indebtedness in relation to Ship A and to provide the Borrowers with working capital;

(ii)	Advance B shall be used for the purpose of refinancing indebtedness in relation to Ship B and to provide the Borrowers with working capital;

(iii)	Advance C shall be used for the purpose of financing part of the acquisition cost of Ship C;

(iv)	Advance D shall be used for the purpose of financing part of the acquisition cost of Ship D; and

(v)	Advance E shall be used for the purpose of financing part of the acquisition cost of Ship E.

(B)	The Swap Bank has agreed to enter into interest rate swap transactions with each of the Borrowers from time to time to hedge the Borrowers’ exposure under this Agreement to interest rate fluctuations.

(C)	The Lenders and the Swap Bank have agreed to share pari passu in the security to be granted to the Security Trustee pursuant to this Agreement.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Definitions. Subject to Clause 1.5, in this Agreement:

“Acceptable Time Charter” means, in relation to each Ship, a time charter of that Ship for a minimum period of 3 months the charterer of which is one of Bergesen, Maersk or Schulte or any other charterer which, in the reasonable opinion of the Lenders, is of similar or better credit standing and reputation to the relevant Time Charterer of that Ship at any time;

“Accounts Security Deed” means a deed creating security in respect of the Earnings Account and the Retention Account to be executed by the Borrowers in favour of the Security Trustee in such form as the Agent may require;

“Advance A”, “Advance B”, “Advance C”, “Advance D” and “Advance E” have the meanings given to them in Clause 2.1;

“Advances” means Advance A, Advance B, Advance C, Advance D and Advance E and, in the singular, means any of them;

“Agency and Trust Deed” means the agency and trust deed dated the same date as this Agreement and entered into between the same parties as are parties to this Agreement;

“Agent” means The Bank of Nova Scotia, a company incorporated in Canada and acting through its office at Scotia House, 33 Finsbury Square, London EC2A 1BB, England or any successor of it appointed under clause 5 of the Agency and Trust Deed;

“Affected Lender” has the meaning given in Clause 5.7;

“Approved Manager” means, in relation to each Ship and with respect to its technical and operational management, the Guarantor or, in each case, any other company which the Agent may, with the authorisation of the Majority Lenders, approve from time to time as the technical and operational manager of that Ship, and any one of V Ships Group Ltd., Wallem Shipmanagement Limited, Schulte, Hanseatic Shipping Company Ltd. or Anglo Eastern Shipmanagement Ltd. are currently deemed an acceptable technical and operational manager;

“Availability Period” means the period commencing on the date of this Agreement and ending on:

(a)	22 October 2006 (or such later date as the Agent may, with the authorisation of the Majority Lenders, agree with the Borrowers); or

(b)	if earlier, the date on which the Total Commitments are fully borrowed, cancelled or terminated;

“Bergesen” means Bergesen Worldwide Gas ASA, a company incorporated in Norway whose registered office is at Drammensveien 106, 0204 Oslo, Norway;

“Borrower A” means MC IBIS Shipping Limited, a company incorporated in The Commonwealth of the Bahamas whose registered office is at Mareva House, 4 George Street, Nassau, Bahamas;

“Borrower B” means MC Eid Shipping Limited, a company incorporated in The Commonwealth of the Bahamas whose registered office is at Mareva House, 4 George Street, Nassau, Bahamas;

“Borrower C” means Marzia Shipping Limited, a company incorporated in The Commonwealth of the Bahamas whose registered office is at Mareva House, 4 George Street, Nassau, Bahamas;

“Borrower D” means Kew Bridge Shipping Limited, a company incorporated in The Commonwealth of the Bahamas whose registered office is at Mareva House, 4 George Street, Nassau, Bahamas;

“Borrower E” means Barnes Bridge Shipping Limited, a company incorporated in The Commonwealth of the Bahamas whose registered office is at Mareva House, 4 George Street, Nassau, Bahamas;

“Borrowers” means Borrower A, Borrower B, Borrower C, Borrower D and Borrower E and, in the singular, means any of them;

“Business Day” means a day on which banks are open in London and, in respect of a day on which a payment is required to be made under a Finance Document, also in New York City;

“Commitment” means, in relation to each Lender, the amount set opposite its name in Schedule 1, or, as the case may require, the amount specified in the relevant Transfer Certificate, as that amount may be reduced, cancelled or terminated in accordance with this Agreement (and “Total Commitments” means the aggregate of the Commitments of all the Lenders);

“Commitment Letter” means a letter dated 22 June 2006 addressed by the Agent to the Borrowers and setting out the terms on which the Commitment is to be made available and in which such terms are acknowledged and agreed by the Guarantor;

“Confirmation” has the meaning given in the Master Agreement to which that confirmation relates;

“Contractual Currency” has the meaning given in Clause 21.4;

“Contribution” means, in relation to a Lender, the part of the Loan which is owing to that Lender;

“Creditor Party” means the Agent, the Security Trustee, any Lender or the Swap Bank, whether as at the date of this Agreement or at any later time;

“Deed of Covenant” means, in relation to Ship A and Ship B, a deed of covenant collateral to the Mortgage on that Ship and creating charges over that Ship, its Earnings, its Insurances and any Requisition Compensation and including an assignment of the relevant Borrower’s rights under the Time Charter to which it is a party together with its rights under any guarantee or other supporting documents relating to such Time Charter to be executed by the relevant Borrower in favour of the Security Trustee in such form as the Agent may require;

“Dollars” and “$” means the lawful currency for the time being of the United States of America;

“Drawdown Date” means, in relation to an Advance, the date requested by the Borrowers for the Advance to be made, or (as the context requires) the date on which the Advance is actually made;

“Drawdown Notice” means a notice in the form set out in Schedule 2 (or in any other form which the Agent approves or requires);

“Earnings” means, in relation to each Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower owning that Ship and which arise out of the use or operation of the Ship, including (but not limited to):

(a)
all freight, hire and passage moneys, compensation payable to that Borrower in the event of requisition of that Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of that Ship;

(b)	all moneys which are at any time payable under Insurances relating to that Ship in respect of loss of earnings; and

(c)
if and whenever that Ship is employed on terms whereby any moneys falling within paragraphs (a) or (b) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to that Ship;

“Earnings Account” means an account in the joint names of the Borrowers with The Bank of Nova Scotia in Toronto designated “MC EID Shipping Limited - Earnings Account” (Account No. 476960010111), or any other account (with that or another bank or financial institution) which is designated by the Agent as the Earnings Account for the purposes of this Agreement;

“Environmental Claim” means:

(a)	any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law; or

(b)	any claim by any other person which relates to an Environmental Incident or to an alleged Environmental Incident,

and “claim” means a claim for damages, compensation, fines, penalties or any other payment of any kind, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset;

“Environmental Incident” means:

(a)	any release of Environmentally Sensitive Material from a Ship; or

(b)
any incident in which Environmentally Sensitive Material is released from a vessel other than a Ship and which involves a collision between a Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Ship and/or the Borrower owning a Ship and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident in which Environmentally Sensitive Material is released otherwise than from a Ship and in connection with which a Ship is actually or potentially liable to be arrested and/or where the Borrower owning a Ship and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action;

“Environmental Law” means any law relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material;

“Environmentally Sensitive Material” means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous;

“Event of Default” means any of the events or circumstances described in Clause 19.1;

“Existing Indebtedness” means the indebtedness of Borrower A and Borrower B under a loan agreement dated 30 March 2005 and made between Borrower A and Borrower B as borrowers and Scotiabank Europe plc as lender in relation to a $68,000,000 loan facility;

“Finance Documents” means:

(a)	this Agreement;

(b)	the Agency and Trust Deed;

(c)	the Guarantee;

(d)	the Mortgages;

(e)	the Deeds of Covenants;

(f)	the General Assignments;

(g)	the Accounts Security Deed;

(h)	the Master Agreement Security Deeds;

(i)	the Negative Pledge;

(j)	the Manager’s Letters of Undertaking; and

(k)
any other document (whether creating a Security Interest or not) which is executed at any time by a Borrower or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lenders and/or the Swap Bank under this Agreement or any of the other documents referred to in this definition;

“Financial Indebtedness” means, in relation to a person (the “debtor”), a liability of the debtor:

(a)	for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)	under any loan stock, bond, note or other security issued by the debtor;

(c)	under any acceptance credit, guarantee or letter of credit facility made available to the debtor;

(d)	under a financial lease, a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e)	under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor; or

(f)
under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within (a) to (e) if the references to the debtor referred to the other person;

"GAAP" means auditing standards generally accepted in the United States of America;

“General Assignment” means, in relation to each of Ship C, Ship D and Ship E, a general assignment of the Earnings, the Insurances and any Requisition Compensation in relation to that Ship and including an assignment of the relevant Borrower’s rights under the Time Charter to which it is a party together with its rights under any guarantee or other supporting documents relating to such Time Charter to be executed by the relevant Borrower in favour of the Security Trustee in such form as the Agent may require;

“Guarantee” means the guarantee of the liabilities of the Borrowers under the Finance Documents and the Master Agreements dated the same date as this Agreement and executed by the Guarantor in favour of the Security Trustee in such form as the Agent may require;

“Guarantor” means MC Shipping Inc., a corporation incorporated in the Republic of Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia;

“Initial Market Value” means, in relation to each Ship, the market value of that Ship, as determined in accordance with Clause 15.3 at the time of drawdown of the Advance relating to that Ship;

“Insurances” means, in relation to each Ship:

(a)
all policies and contracts of insurance, including entries of that Ship in any protection and indemnity or war risks association, which are effected in respect of that Ship, its Earnings or otherwise in relation to it; and

(b)	all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium;

“Interest Expense” means, at any date of determination, interest expense of the Guarantor and its subsidiaries for the last 12-month period ending on that date determined on a consolidated basis in accordance with GAAP and as calculated in the consolidated statement of income in the latest annual consolidated financial statements or interim consolidated financial statements of the Guarantor and its subsidiaries delivered to the Security Trustee pursuant to clause 11.3 of the Guarantee and/or publicly made available;

“Interest Income” means, at any date of determination, interest income of the Guarantor and its subsidiaries for the last 12-month period ending on that date determined on a consolidated basis in accordance with GAAP and as calculated in the consolidated statement of income in the latest annual consolidated financial statements or interim consolidated financial statements of the Guarantor and its subsidiaries delivered to the Security Trustee pursuant to clause 11.3 of the Guarantee and/or publicly made available;

“Interest Period” means a period determined in accordance with Clause 6;

“ISM Code” means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation Assembly as Resolutions A.741 (18) and A.788 (19), as the same may be amended or supplemented from time to time (and the terms “safety management system”, “Safety Management Certificate” and “Document of Compliance” have the same meanings as are given to them in the ISM Code);

“ISPS Code” means the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organisation (“IMO”) adopted by a Diplomatic conference of the IMO on Maritime Security on 13 December 2002 and now set out in Chapter XI-2 of the Safety of Life at Sea Convention (SOLAS) 1974 (as amended);

“LIBOR” means, for an Interest Period

(a)
the rate per annum equal to the offered quotation for deposits in Dollars for a period equal to, or as near as possible equal to, the relevant Interest Period which appears on the Telerate Page 3750, at or about 11.00 a.m. (London time) on the Quotation Date for that Interest Period (and, for the purpose of this Agreement, “Telerate Page 3750” means the display designated as “Page 3750” on the Telerate Service or such other page as may replace Page 3750 on that service for the purpose of displaying rates comparable to that rate), or on such other service as may be nominated at any time by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for Dollars); or

(b)
if no rate is quoted on Telerate Page 3750, the rate per annum determined by the Agent to be the arithmetic mean (rounded upwards, if necessary, to be the nearest one-sixteenth of one per cent.) of the rates per annum notified to the Agent by each Reference Bank as the rate at which deposits in Dollars are offered to that Reference Bank by leading banks in the London Interbank Market at that Reference Bank’s request at or about 11.00a.m. (London time) on the Quotation Date for that Interest Period for a period equal to that Interest Period and for delivery on the first Business Day of it;

“Loan” means the principal amount for the time being outstanding under this Agreement;

“Maersk” means A.P. Moller-Maersk A/S, a company incorporated in Denmark, acting through its office at Esplanaden 50, 1098 Copenhagen K, Denmark;

“Major Casualty” means, in relation to each Ship, any casualty to that Ship in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $500,000 or the equivalent in any other currency;

“Majority Lenders” means all the Lenders;

“Manager’s Letter of Undertaking” means, in relation to each Ship and the Approved Manager of it, a letter of subordination addressed to the Security Trustee in such form as the Agent may require;

“Margin” means:

(a)	in relation to each of Advance A and Advance B:

(i)
while the Time Charter (or Acceptable Time Charter if the Time Charter has been replaced by an Acceptable Time Charter) in relation to the Ship financed by that Advance is in full force and effect, 0.85 per cent. per annum for that Advance; or

otherwise:

(ii)	if Tangible Net Worth is at least $75,000,000 and Net Interest Cover is at least 2, 1.0 per cent. per annum; or

(iii)	at all other times, 1.10 per cent. per annum for that Advance;

(b)	in relation to each of Advance C, Advance D and Advance E:

(i)
while the Time Charter (or Acceptable Time Charter if the Time Charter has been replaced by an Acceptable Time Charter) in relation to the Ship financed by that Advance is in full force and effect, 0.95 per cent. per annum for that Advance; or

otherwise:

(ii)	if Tangible Net Worth is at least $75,000,000 and Net Interest Cover is at least 2, 1.15 per cent. per annum for that Advance; or

(iii)	at all other times, 1.25 per cent. per annum for that Advance;

“Master Agreement A” means a master agreement (on the 1992 ISDA (Multicurrency-Crossborder) form) dated 30 March 2005 and made between the Swap Bank and Borrower A, and includes all Transactions from time to time entered into and Confirmations from time to time exchanged under that master agreement, as the said master agreement may be amended or supplemented;

“Master Agreement B” means a master agreement (on the 1992 ISDA (Multicurrency Crossborder) form) dated 30 March 2005 and made between the Swap Bank and Borrower B, and includes all Transactions from time to time entered into and Confirmations from time to time exchanged under that master agreement, as the said master agreement may be amended or supplemented;

“Master Agreement C” means a master agreement (on the 1992 ISDA (Multicurrency-Crossborder) form) made or to be made between the Swap Bank and Borrower C in such form as the Swap Bank may require, and includes all Transactions from time to time entered into and Confirmations from time to time exchanged under that master agreement, as the said master agreement may be amended or supplemented;

“Master Agreement D” means a master agreement (on the 1992 ISDA (Multicurrency-Crossborder) form) made or to be made between the Swap Bank and Borrower D in such form as the Swap Bank may require, and includes all Transactions from time to time entered into and Confirmations from time to time exchanged under that master agreement, as the said master agreement may be amended or supplemented;

“Master Agreement E” means a master agreement (on the 1992 ISDA (Multicurrency-Crossborder) form) made or to be made between the Swap Bank and Borrower E in such form as the Swap Bank may require, and includes all Transactions from time to time entered into and Confirmations from time to time exchanged under that master agreement, as the said master agreement may be amended or supplemented;

“Master Agreement Liabilities” means the Master Agreement A Liabilities, the Master Agreement B Liabilities, the Master Agreement C Liabilities, the Master Agreement D Liabilities and the Master Agreement E Liabilities;

“Master Agreement A Liabilities” means all liabilities which Borrower A has, at the date of this Agreement or at any later time or times, under or by virtue of the Master Agreement A or any judgment relating to the Master Agreement A; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country;

“Master Agreement B Liabilities” means all liabilities which Borrower B has, at the date of this Agreement or at any later time or times, under or by virtue of Master Agreement B or any judgment relating to the Master Agreement B; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country;

“Master Agreement C Liabilities” means all liabilities which Borrower C has, at the date of this Agreement or at any later time or times, under or by virtue of Master Agreement C or any judgment relating to Master Agreement C; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country;

“Master Agreement D Liabilities” means all liabilities which Borrower D has, at the date of this Agreement or at any later time or times, under or by virtue of Master Agreement D or any judgment relating to Master Agreement D; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country;

“Master Agreement E Liabilities” means all liabilities which Borrower E has, at the date of this Agreement or at any later time or times, under or by virtue of Master Agreement E or any judgment relating to Master Agreement E; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country;

“Master Agreements” means the Master Agreement A, Master Agreement B, Master Agreement C, Master Agreement D and Master Agreement E and, in the singular, means any of them;

“Master Agreement Security Deed” means, in relation to each Master Agreement, a charge over the Master Agreement to be executed by the relevant Borrower in favour of the Security Trustee in such form as the Agent may require;

“MOA” means:

(a)	in relation to Ship C, the memorandum of agreement dated 14 June 2006 and made by and between Borrower C as purchaser and A.P. Moller-Maersk A/S as seller of Ship C;

(b)	in relation to Ship D, the memorandum of agreement dated 21 June 2006 and made by and between Borrower D as purchaser and Sartfell Shipping Limited as seller of Ship D; and

(c)	in relation to the Ship E, the memorandum of agreement dated 21 June 2006 and made by and between Borrower E as purchaser and Timberhill Limited as seller of Ship E;

“Mortgage” means:

(a)	in relation to Ship A and Ship B, the first priority statutory Bahamas ship mortgage on that Ship; and

(b)	in the case of Ship C, Ship D and Ship E, the first preferred St. Vincent and Grenadines mortgage on that Ship,

each of which is to be executed by the relevant Borrower in favour of the Security Trustee in such form as the Agent may require;

“Negative Pledge” means the negative pledge in relation to the share capital of the Borrowers executed by the Guarantor in favour of the Security Trustee in such form as the Agent may require;

“Negotiation Period” has the meaning given in Clause 5.10;

“Net Interest Cover” means the ratio of EBITDA (as defined in the Guarantee) to Interest Income less Interest Expense for the same period and expressed as a positive ratio;

“Payment Currency” has the meaning given in Clause 21.4;

“Permitted Security Interests” means:

(a)	Security Interests created by the Finance Documents;

(b)	liens for unpaid master’s and crew’s wages in accordance with usual maritime practice;

(c)	liens for salvage;

(d)	liens arising by operation of law for not more than 2 months’ prepaid hire under any charter in relation to a Ship not prohibited by this Agreement;

(e)
liens for master’s disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of a Ship, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested by a Borrower in good faith by appropriate steps) and subject, in the case of liens for repair or maintenance, to Clause 14.13;

(f)
any Security Interest created in favour of a plaintiff or defendant in any proceedings or arbitration as security for costs and expenses where a Borrower is actively prosecuting or defending such proceedings or arbitration in good faith; and

(g)
Security Interests arising by operation of law in respect of taxes which are not overdue for payment or in respect of taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made;

“Pertinent Document” means:

(a)	any Finance Document;

(b)	any policy or contract of insurance contemplated by or referred to in Clause 13 or any other provision of this Agreement or another Finance Document;

(c)	any other document contemplated by or referred to in any Finance Document; and

(d)
any document which has been or is at any time sent by or to a Servicing Bank in contemplation of or in connection with any Finance Document or any policy, contract or document falling within paragraphs (b) or (c);

“Pertinent Jurisdiction”, in relation to a company, means:

(a)	England and Wales;

(b)	the country under the laws of which the company is incorporated or formed;

(c)	a country in which the company’s central management and control is or has recently been exercised;

(d)	a country in which the overall net income of the company is subject to corporation tax, income tax or any similar tax;

(e)
a country in which assets of the company (other than securities issued by, or loans to, related companies) having a substantial value are situated, in which the company maintains a permanent place of business, or in which a Security Interest created by the company must or should be registered in order to ensure its validity or priority; and

(f)
a country the courts of which have jurisdiction to make a winding up, administration or similar order in relation to the company or which would have such jurisdiction if their assistance were requested by the courts of a country referred to in paragraphs (b) or (c);

“Pertinent Matter” means:

(a)	any transaction or matter contemplated by, arising out of, or in connection with a Pertinent Document; or

(b)	any statement relating to a Pertinent Document or to a transaction or matter falling within paragraph (a);

and covers any such transaction, matter or statement, whether entered into, arising or made at any time before the signing of this Agreement or on or at any time after that signing;

“Potential Event of Default” means an event or circumstance which, with the giving of any notice, the lapse of time, a determination of the Majority Lenders and/or the satisfaction of any other condition, would constitute an Event of Default;

“Quotation Date” means, in relation to any Interest Period (or any other period for which an interest rate is to be determined under any provision of a Finance Document), the day on which quotations would ordinarily be given by leading banks in the London Interbank Market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that Interest Period or other period;

“Reference Banks” means, subject to Clause 26.16 the London branches of each Lender;

“Relevant Person” has the meaning given in Clause 19.9;

“Repayment Date” means a date on which a repayment is required to be made under Clause 8;

“Requisition Compensation” includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of “Total Loss”;

“Retention Account” means an account in the joint names of the Borrowers with The Bank of Nona Scotia in Toronto designated “MC EID Shipping Limited - Retention Account” (Account No. 476960040711), or any other account (with that or another bank or financial institution) which is designated by the Agent as the Retention Account for the purposes of this Agreement;

“Schulte” means Bernhard Schulte GmbH & Co. KG of Vorsetzen 54, 20459 Hamburg, Germany;

“Secured Liabilities” means all liabilities which the Borrowers, the Security Parties or any of them have, at the date of this Agreement or at any later time or times, under or by virtue of any Finance Document or any Master Agreement or any judgment relating to any Finance Document or any Master Agreement; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country;

“Security Interest” means:

(a)	a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;

(b)	the rights of the plaintiff under an action in rem in which the vessel concerned has been arrested or a writ has been issued or similar step taken; and

(c)
any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution;

“Security Party” means the Guarantor, any Approved Manager and any other person (except a Creditor Party) who, as a surety or mortgagor, as a party to any subordination or priorities arrangement, or in any similar capacity, executes a document falling within the last paragraph of the definition of “Finance Documents”;

“Security Period” means the period commencing on the date of this Agreement and ending on the date on which the Agent notifies the Borrowers, the Security Parties and the Lenders that:

(a)	all amounts which have become due for payment by any Borrower or any Security Party under the Finance Documents and the Master Agreements have been paid;

(b)	no amount is owing or has accrued (without yet having become due for payment) under any Finance Document or any Master Agreement; and

(c)
neither any Borrower nor any Security Party has any future or contingent liability under Clause 20, 21 or 22 or any other provision of this Agreement or another Finance Document or any Master Agreement;

“Security Trustee” means Scotiabank Europe plc, a company incorporated in England and Wales and acting through its office at Scotia House, 33 Finsbury Square, London EC2A 1BB, England, or any successor of it appointed under clause 5 of the Agency and Trust Agreement;

“Servicing Bank” means the Agent or the Security Trustee;

“Ship A” means the 1987 built 77,749 cu.m LPG carrier named “CHELSEA BRIDGE” registered in the name of Borrower A under the Bahamas flag;

“Ship B” means the 1991 built 75,353 cu.m LPG carrier named “TOWER BRIDGE” registered in the name of Borrower B under the Bahamas flag;

“Ship C” means the 1993 built 20,700 cu.m LPG carrier currently named “HANS MAERSK”, registered in the name of Maersk under Danish flag which is to be purchased by Borrower C and registered in its name under St. Vincent and Grenadines flag with the name “MAERSK HOUSTON”;

“Ship D” means the 1983 built 15,364 cu.m LPG carrier currently named “IMMANUEL KANT”, registered in the name of Sartfell Shipping Limited under Norwegian flag which is to be purchased by Borrower D and registered in its name under St. Vincent and the Grenadines flag with the name “KEW BRIDGE;

“Ship E” means the 1982 built 15,370 cu.m LPG carrier currently named “TYCO BRAHE”, registered in the name of Timberhill Limited under Norwegian flag which is to be purchased by Borrower E and registered in its name under St. Vincent and the Grenadines flag with the name “BARNES BRIDGE”;

“Ships” means Ship A, Ship B, Ship C, Ship D and Ship E and, in the singular, means any of them;

“Swap Bank” means Scotiabank Europe plc, a company incorporated in England and Wales and acting through its office at Scotia House, 33 Finsbury Square, London EC2A 1BB, England, and includes its successors in title and assigns under the Master Agreements;

“Tangible Net Worth” has the meaning given to it in the Guarantee;

“Time Charter A” means the time charter dated 24 February 2005 and made between Borrower A and Bergesen pursuant to which Borrower A has agreed to let, and Bergesen has agreed to take, Ship A on time charter for the period and on the terms and conditions specified therein;

“Time Charter B” means the time charter dated 24 February 2005 and made between Borrower B and Bergesen pursuant to which Borrower B has agreed to let, and Bergesen has agreed to take, Ship B on time charter for the period and on the terms and conditions specified therein;

“Time Charter C” means the time charter dated 14 June 2006 and made between Borrower C and Maersk pursuant to which Borrower C has agreed to let, and Maersk has agreed to take, Ship C on time charter for the period and on terms and conditions specified therein;

“Time Charter D” means the time charter made or to be made between Borrower D and Schulte pursuant to which Borrower D has agreed, or will agree, to let, and Schulte has agreed, or will agree, to take, Ship D on time charter for the period and on terms and conditions specified therein;

“Time Charter E” means the time charter made or to be made between Borrower E and Schulte pursuant to which Borrower E has agreed, or will agree, to let, and Schulte has agreed, or will agree, to take, Ship E on time charter for the period and on terms and conditions specified therein;

“Time Charterers” means Bergesen, Maersk and Schulte or, as the case may be, any other charterer of a Ship under an Acceptable Time Charter and, in the singular means any of them;

“Time Charters” means Time Charter A, Time Charter B, Time Charter C, Time Charter D and Time Charter E and any Acceptable Time Charter in relation to any Ship and, in the singular, means any of them;

“Time Charter Period” means, in relation to each Time Charter, that part of the Security Period which falls within the period commencing on the date the relevant Ship is delivered to the relevant Time Charterer and ending on the date on which the Time Charter expires by effluxion of time or (if earlier) on the date on which the Time Charter is otherwise terminated or frustrated or the relevant Ship is withdrawn from hire under the Time Charter;

“Total Loss” means, in relation to a Ship:

(a)	actual, constructive, compromised, agreed or arranged total loss of the Ship;

(b)
any expropriation, confiscation, requisition or acquisition of the Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding 1 year without any right to an extension) unless it is within 1 month redelivered to the relevant Borrower’s full control;

(c)	any arrest, capture, seizure or detention of the Ship (including any hijacking or theft) unless it is within 1 month redelivered to the relevant Borrower’s full control;

“Total Loss Date” means:

(a)	in the case of an actual loss of a Ship, the date on which it occurred or, if that is unknown, the date when the Ship was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of a Ship, the earliest of:

(c)	the date on which a notice of abandonment is given to the insurers; and

(d)	the date of any compromise, arrangement or agreement made by or on behalf of a Borrower with the Ship’s insurers in which the insurers agree to treat the Ship as a total loss; and

(e)	in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Agent that the event constituting the total loss occurred;

“Transaction” has the meaning given in the Master Agreement to which it relates;

“Transfer Certificate” has the meaning given in Clause 26.2; and

“Trust Property” has the meaning given in clause 3.1 of the Agency and Trust Agreement.

1.2   Construction of certain terms. In this Agreement:

“approved” means, for the purposes of Clause 13, approved in writing by the Agent acting with the authorisation of the Majority Lenders;

“asset” includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;

“company” includes any partnership, joint venture and unincorporated association;

“consent” includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;

“contingent liability” means a liability which is not certain to arise and/or the amount of which remains unascertained;

“document” includes a deed; also a letter or fax;

“excess risks” means, in relation to each Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of each Ship in consequence of its insured value being less than the value at which that Ship is assessed for the purpose of such claims;

“expense” means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;

“law” includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its security council;

“legal or administrative action” means any legal proceeding or arbitration and any administrative or regulatory action or investigation;

“liability” includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;

“months” shall be construed in accordance with Clause 1.3;

“obligatory insurances” means, in relation to each Ship, all insurances effected, or which the Borrower owning that Ship is obliged to effect, under Clause 13 or any other provision of this Agreement or another Finance Document;

“parent company” has the meaning given in Clause 1.4;

“person” includes any company; any state, political sub-division of a state and local or municipal authority; and any international organisation;

“policy”, in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

“protection and indemnity risks” means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 1 of the Institute Time Clauses (Hulls)(1/10/83) or (with respect to Insurances commencing on or after 1/11/1995) clause 8 of the Institute Time Clauses (Hulls) (1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;

“regulation” includes any regulation, rule, official directive, request or guideline whether or not having the force of law of any governmental body, agency, department or regulatory, self-regulatory or other authority or organisation;

“subsidiary” has the meaning given in Clause 1.4;

“tax” includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine but does not include tax or the net income of the Lenders; and

“war risks” includes the risk of mines and all risks excluded by clause 23 of the Institute Time Clauses (Hulls)(1/10/83) or (with respect to Insurances commencing on or after 1/11/1995) clause 24 of the Institute Time Clauses (Hulls) (1/11/1995).

1.3   Meaning of “month”. A period of 1 or more “months” ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started (the “numerically corresponding day”), but:

(a)
on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

(b)
on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day;

and “month” and “monthly” shall be construed accordingly.

1.4	Meaning of “subsidiary”. A company (S) is a subsidiary of another company (P) if:

(a)
a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or

(b)	P has direct or indirect control over a majority of the voting rights attaching to the issued shares of S; or

(c)	P has the direct or indirect power to appoint or remove a majority of the directors of S; or

(d)	P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P;

and any company of which S is a subsidiary is a parent company of S.

1.5	General Interpretation. In this Agreement:

(a)
references in Clause 1.1 to a Finance Document or any other document being in the form of a particular appendix include references to that form with any modifications to that form which the Agent (with the authorisation of the Majority Lenders in the case of substantial modifications) approves or reasonably requires;

(b)
references to, or to a provision of, a Finance Document or a Master Agreement or any other document are references to it as amended or supplemented, whether before the date of this Agreement or otherwise;

(c)	references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Agreement or otherwise;

(d)	words denoting the singular number shall include the plural and vice versa; and

(e)	Clauses 1.1 to 1.5 apply unless the contrary intention appears.

1.6   Headings. In interpreting a Finance Document or any provision of a Finance Document, all clause, sub-clause and other headings in that and any other Finance Document shall be entirely disregarded.

2	FACILITY

2.1   Amount of facility. Subject to the other provisions of this Agreement, the Lenders shall make available to the Borrowers a loan facility not exceeding $126,884,000 which shall be made available in 5 Advances as follows:

(a)	an Advance in an amount of up to $27,429,000 to enable Borrower A to repay the Existing Indebtedness in respect of Ship A (“Advance A”) and to provide the Borrowers with working capital;

(b)	an Advance in an amount of up to $41,455,000 to enable Borrower B to repay Existing Indebtedness in respect of Ship B (“Advance B”) and to provide the Borrowers with working capital;

(c)	an Advance in an amount of up to $37,000,000 to enable Borrower C to finance its acquisition of Ship C (“Advance C”);

(d)	an Advance in an amount of up to $11,000,000 to enable Borrower D to finance its acquisition of Ship D (“Advance D”);

(e)	an Advance in an amount of up to $10,000,000 to enable Borrower E to finance its acquisition of Ship E (“Advance E”);

Provided that:

(i)
the aggregate amount of Advance A and Advance B shall not exceed the lesser of (i) $68,884,000 and (ii) if market valuations have been obtained for Ship C, Ship D and Ship E at that time, such amount which when aggregated with Advance C, Advance D and Advance E shall satisfy the ratio set out in Clause 15.1 without the Borrowers being obliged to provide the additional security under that Clause;

(ii)
the aggregate amount of Advance A and Advance B shall be less than or equal to the aggregate of the Existing Indebtedness plus $4,000,000 in relation to each of Ship A and Ship B (the said $4,000,000 in relation to Advance A and Advance B being for working capital purposes); and

(iii)
the aggregate amount of Advance C, Advance D and Advance E shall not exceed the lesser of (i) $58,000,000 and (ii) such amount which when aggregated with Advance A and Advance B shall satisfy the ratio set out in Clause 15.1 without the Borrowers being obliged to provide additional security under that Clause.

2.2   Lenders’ participations in Advances. Subject to the other provisions of this Agreement, each Lender shall participate in each Advance in the proportion which, as at the relevant Drawdown Date, its Commitment bears to the Total Commitments.

2.3   Purpose of Advances. The Borrowers undertake with each Creditor Party to use each Advance only for the purpose stated in the preamble to this Agreement.

3	POSITION OF THE LENDERS AND SWAP BANK

3.1   Interests several. The rights of the Lenders and of the Swap Bank under this Agreement and under the Master Agreements are several.

3.2   Individual right of action. Each Lender and the Swap Bank shall be entitled to sue for any amount which has become due and payable by the Borrowers to it under this Agreement or under a Master Agreement without joining the Agent, the Security Trustee, any other Lender or the Swap Bank as additional parties in the proceedings.

3.3   Proceedings requiring Majority Lenders’ consent. Except as provided in Clause 3.2, no Lender or the Swap may commence proceedings against any Borrower or any Security Party in connection with a Finance Document or a Master Agreement without the prior consent of the Majority Lenders.

3.4   Obligations several. The obligations of the Lenders under this Agreement and of the Swap Bank under the Master Agreements are several; and a failure of a Lender to perform its obligations under this Agreement or a failure by the Swap Bank to perform its obligations under a Master Agreement shall not result in:

(a)	the obligations of the other Lenders or the Swap Bank being increased; nor

(b)	any Borrower, any Security Party, any other Lender or the Swap Bank being discharged (in whole or in part) from its obligations under any Finance Document or under any Master Agreement;

and in no circumstances shall a Lender or a Swap Bank have any responsibility for a failure of another Lender or the Swap Bank to perform its obligations under this Agreement or a Master Agreement.

4	DRAWDOWN

4.1   Request for Advance. Subject to the following conditions, the Borrowers may request an Advance to be made by ensuring that the Agent receives a completed Drawdown Notice not later than 11.00 a.m. (London time) 2 Business Days prior to the intended Drawdown Date of that Advance.

4.2   Availability. The conditions referred to in Clause 4.1 are that:

(a)	a Drawdown Date has to be a Business Day during the Availability Period;

(b)	the amount of each Advance shall not exceed the amounts stated in Clause 2.1; and

(c)	the aggregate amount of the Advances shall not exceed the Total Commitments.

4.3   Notification to Lenders of receipt of a Drawdown Notice. The Agent shall promptly notify the Lenders that it has received a Drawdown Notice and shall inform each Lender of:

(a)	the amount of the Advance and the Drawdown Date;

(b)	the amount of that Lender’s participation in the Advance; and

(c)	the duration of the first Interest Period.

4.4   Drawdown Notice irrevocable. A Drawdown Notice must be signed by a director, officer or attorney-in-fact of the Borrowers; and, once served, a Drawdown Notice cannot be revoked without the prior consent of the Agent acting on the authority of the Majority Lenders.

4.5   Lenders to make available Contributions. Subject to the provisions of this Agreement, each Lender shall, on and with value on each Drawdown Date, make available to the Agent for the account of the Borrowers the amount due from that Lender on that Drawdown Date under Clause 2.2.

4.6   Disbursement of Advance. Subject to the provisions of this Agreement, the Agent shall on each Drawdown Date pay to the Borrowers the amounts which the Agent receives from the Lenders under Clause 4.5; and that payment to the Borrowers shall be made:

(a)	to the account which the Borrowers specify in the Drawdown Notice; and

(b)	in the like funds as the Agent received the payments from the Lenders.

4.7   Disbursement of Advance to third party. The payment by the Agent under Clause 4.6 to a third party shall constitute the making of the Advance and the Borrowers shall at that time become indebted, as principal and direct obligors, to each Lender in an amount equal to that Lender’s Contribution.

5	INTEREST AND TRANSACTIONS

5.1   Payment of normal interest. Subject to the provisions of this Agreement, interest on an Advance in respect of each Interest Period applicable to it shall be paid by the Borrowers on the last day of that Interest Period.

5.2   Normal rate of interest. Subject to the provisions of this Agreement, the rate of interest on an Advance in respect of an Interest Period applicable to it shall be the aggregate of:

(a)	the applicable Margin;

(b)	LIBOR for that Interest Period; and

(c)	any costs notified by the Agent to the Borrower under clause 20.5 as being applicable for that Interest Period.

5.3   Payment of accrued interest. In the case of an Interest Period longer than 6 months, accrued interest shall be paid every 6 months during that Interest Period and on the last day of that Interest Period.

5.4   Notification of Interest Periods and rates of normal interest. The Agent shall notify the Borrowers and each Lender of:

(a)	each rate of interest; and

(b)	the duration of each Interest Period;

as soon as reasonably practicable after each is determined.

5.5   Obligation of Reference Banks to quote. A Reference Bank which is a Lender shall use all reasonable efforts to supply the quotation required of it for the purposes of fixing a rate of interest under this Agreement.

5.6   Absence of quotations by Reference Banks. If any Reference Bank fails to supply a quotation, the Agent shall determine the relevant LIBOR on the basis of the quotations supplied by the other Reference Bank or Banks; but if 2 or more of the Reference Banks fail to provide a quotation, the relevant rate of interest shall be set in accordance with the following provisions of this Clause 5.

5.7   Market disruption. The following provisions of this Clause 5 apply if:

(a)
no rate is quoted on Telerate Page 3750 and 2 or more of the Reference Banks do not, before 1.00 p.m. (London time) on the Quotation Date for an Interest Period, provide quotations to the Agent in order to fix LIBOR; or

(b)
at least 1 Business Day before the start of an Interest Period, Lenders having Contributions together amounting to more than 50 per cent. of the Loan (or, if an Advance has not been made, Commitments amounting to more than 50 per cent. of the Total Commitments) notify the Agent that LIBOR fixed by the Agent would not accurately reflect the cost to those Lenders of funding their respective Contributions (or any part of them) during the Interest Period in the London Interbank Market at or about 11.00 a.m. (London time) on the Quotation Date for the Interest Period; or

(c)
at least 1 Business Day before the start of an Interest Period, the Agent is notified by a Lender (the “Affected Lender”) that for any reason it is unable to obtain Dollars in the London Interbank Market in order to fund its Contribution (or any part of it) during the Interest Period.

5.8   Notification of market disruption. The Agent shall promptly notify the Borrowers and each of the Lenders stating the circumstances falling within Clause 5.7 which have caused its notice to be given.

5.9   Suspension of drawdown. If the Agent’s notice under Clause 5.8 is served before an Advance is made:

(a)	in a case falling within Clauses 5.7(a) or 5.7(b), the Lenders’ obligations to make the Advance;

(b)	in a case falling within Clause 5.7(c), the Affected Lender’s obligation to participate in the Advance;

shall be suspended while the circumstances referred to in the Agent’s notice continue.

5.10        Negotiation of alternative rate of interest. If the Agent’s notice under Clause 5.8 is served after an Advance is made, the Borrowers, the Agent and the Lenders or (as the case may be) the Affected Lender shall use reasonable endeavours to agree, within the 30 days after the date on which the Agent serves its notice under Clause 5.8 (the “Negotiation Period”), an alternative interest rate or (as the case may be) an alternative basis for the Lenders or (as the case may be) the Affected Lender to fund or continue to fund their or its Contribution during the Interest Period concerned.

5.11        Application of agreed alternative rate of interest. Any alternative interest rate or an alternative basis which is agreed during the Negotiation Period shall take effect in accordance with the terms agreed.

5.12        Alternative rate of interest in absence of agreement. If an alternative interest rate or alternative basis is not agreed within the Negotiation Period, and the relevant circumstances are continuing at the end of the Negotiation Period, then the Agent shall, with the agreement of each Lender or (as the case may be) the Affected Lender, set an interest period and interest rate representing the cost of funding of the Lenders or (as the case may be) the Affected Lender in Dollars or in any available currency of their or its Contribution plus the applicable Margin; and the procedure provided for by this Clause 5.12 shall be repeated if the relevant circumstances are continuing at the end of the interest period so set by the Agent.

5.13        Notice of prepayment. If the Borrowers do not agree with an interest rate set by the Agent under Clause 5.12, the Borrowers may give the Agent not less than 15 Business Days’ notice of their intention to prepay at the end of the interest period set by the Agent.

5.14        Prepayment, termination of Commitments. A notice under Clause 5.13 shall be irrevocable; the Agent shall promptly notify the Lenders or (as the case may require) the Affected Lender of the Borrowers’ notice of intended prepayment; and:

(a)	on the date on which the Agent serves that notice, the Total Commitments or (as the case may require) the Commitment of the Affected Lender shall be cancelled; and

(b)
on the last Business Day of the interest period set by the Agent, the Borrowers shall prepay (without premium or penalty) the Loan or, as the case may be the Affected Lender’s Contribution, together with accrued interest thereon at the applicable rate plus the applicable Margin.

5.15        Application of prepayment. The provisions of Clause 8 shall apply in relation to the prepayment.

5.16        Transactions under the Master Agreements. The Swap Bank and the Borrowers agree that:

(a)
the Borrowers may from time to time request the Swap Bank to conclude Transactions for the purpose of hedging the Borrowers’ interest payment obligations under the Advances (or any part thereof) and shall be required to do so if the Ship relating to the Advance is subject to a Time Charter or an Acceptable Time Charter. Any such Transaction shall be for a period at least equal to the relevant Time Charter Period and shall expire not later than the final Repayment Date for the relevant Advance. However, signature of the Master Agreements does not commit the Swap Bank to conclude Transactions, or even to offer terms for doing so;

(b)
Transactions should only be used for the purpose of swapping the Borrowers’ interest payment obligations under this Clause 5 from LIBOR-based funding to longer-term fixed rate funding and not for speculative purposes;

(c)	floating rate sums derived from such Transactions should be paid to the Borrowers to meet the Borrowers’ interest payment obligations under this Clause 5; and

(d)
no Transactions shall be entered into which would result, at any time during the Security Period, in the notional principal amount of all Transactions then current exceeding the amount of the Loan, as reducing from time to time under Clause 8.1.

5.17	Guarantee and indemnity. Each Borrower unconditionally and irrevocably:

(a)	guarantees the due payment of all amounts payable by each of the other Borrowers in respect of its Master Agreement Liabilities;

(b)	undertakes to pay to the Swap Bank on the Swap Bank’s first written demand, any such amount which is not paid by any of the other Borrowers when such amount becomes due;

(c)	undertakes to procure that each of the other Borrowers shall perform all its obligations under the Master Agreement to which it is a party; and

(d)
shall fully indemnify the Lender on its demand in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by the Lender as a result of or in connection with any obligation or liability guaranteed by that Borrower being or becoming unenforceable, invalid, void or illegal; and the amount recoverable under this indemnity shall be equal to the amount which the Swap Bank would otherwise have been entitled to recover.

5.18        Principal and independent debtor. Each Borrower shall be liable under Clause 5.17 as principal and independent debtor and accordingly it shall not have, as regards Clause 5.17, any of the rights or defences of a surety.

5.19        Waiver of rights and defences. Without limiting the generality of Clause 5.18, each Borrower shall neither be discharged by, nor have any claim against the Swap Bank in respect of:

(a)	any Transaction being entered into under, or any amendment or supplement being made to, a Master Agreement to which it is not a party;

(b)	any arrangement or concession (including a rescheduling or acceptance of partial payments) relating to, or affecting, a Master Agreement to which it is not a party;

(c)	any release or loss (even though negligent) of any right created by a Master Agreement to which it is not a party;

(d)	any failure by the Swap Bank (even though negligent) promptly or properly to exercise or enforce any such right;

(e)	a Master Agreement to which it is not a party now being or later becoming void, unenforceable, illegal or invalid or otherwise defective for any reason, including a neglect to register it;

(f)	any insolvency or similar proceedings.

6	INTEREST PERIODS

6.1     Commencement of Interest Periods. The first Interest Period applicable to an Advance shall commence on the Drawdown Date applicable to it and each subsequent Interest Period applicable to it shall commence on the expiry of the preceding Interest Period applicable to it.

6.2      Duration of normal Interest Periods. Subject to Clauses 6.3 and 6.4, each Interest Period shall be:

(a)
3, 6 or 12 months, or subject to availability 2 or 5 years, as notified by the Borrowers to the Agent not later than 11.00 a.m. (London time) 3 Business Days before the commencement of the Interest Period; or

(b)	3 months for Advance C, Advance D and Advance E and 6 months for Advance A and Advance B, if the Borrowers fail to notify the Agent by the time specified in paragraph (a); or

(c)	such other period as the Agent may, with the authorisation of all the Lenders, agree with the Borrowers.

6.3     Duration of Interest Periods for repayment instalments. In respect of an amount due to be repaid under Clause 8 on a particular Repayment Date, an Interest Period shall end on that Repayment Date.

6.4     Non-availability of matching deposits for Interest Period selected. If, after the Borrowers have selected and the Lenders have agreed an Interest Period longer than 6 months, any Lender notifies the Agent by 11.00 a.m. (London time) on the second Business Day before the commencement of the Interest Period that it is not satisfied that deposits in Dollars for a period equal to the Interest Period will be available to it in the London Interbank Market when the Interest Period commences, the Interest Period shall be of 3 months.

7	DEFAULT INTEREST

7.1     Payment of default interest on overdue amounts. The Borrowers shall pay interest in accordance with the following provisions of this Clause 7 on any amount payable by the Borrowers under any Finance Document which the Agent, the Security Trustee or the other designated payee does not receive on or before the relevant date, that is:

(a)	the date on which the Finance Documents provide that such amount is due for payment; or

(b)	if a Finance Document provides that such amount is payable on demand, the date falling 3 Business Days after the date on which the demand is served; or

(c)	if such amount has become immediately due and payable under Clause 19.4, the date on which it became immediately due and payable.

7.2     Default rate of interest. Interest shall accrue on an overdue amount from (and including) the relevant date until the date of actual payment (as well after as before judgment) at the rate per annum determined by the Agent to be 2 per cent. above:

(a)	in the case of an overdue amount of principal, the higher of the rates set out at Clauses 7.3(a) and 7.3(b); or

(b)	in the case of any other overdue amount, the rate set out at Clause 7.3(b).

7.3     Calculation of default rate of interest. The rates referred to in Clause 7.2 are:

(a)	the rate applicable to the overdue principal amount immediately prior to the relevant date (but only for any unexpired part of any then current Interest Period);

(b)	the applicable Margin plus, in respect of successive periods of any duration (including at call) up to 3 months which the Agent may select from time to time:

(i)	LIBOR; or

(ii)
if the Agent (after consultation with the Reference Bank) determines that Dollar deposits for any such period are not being made available to any Reference Bank by leading banks in the London Interbank Market in the ordinary course of business, a rate from time to time determined by the Agent by reference to the cost of funds to it from such other sources as the Agent may (after consultation with the Reference Banks) from time to time determine.

7.4      Notification of interest periods and default rates. The Agent shall promptly notify the Lenders and the Borrowers of each interest rate determined by the Agent under Clause 7.3 and of each period selected by the Agent for the purposes of paragraph (b) of that Clause; but this shall not be taken to imply that the Borrowers are liable to pay such interest only with effect from the date of the Agent’s notification.

7.5      Payment of accrued default interest. Subject to the other provisions of this Agreement, any interest due under this Clause shall be paid on the last day of the period by reference to which it was determined; and the payment shall be made to the Agent for the account of the Creditor Party to which the overdue amount is due.

7.6      Compounding of default interest. Any such interest which is not paid at the end of the period by reference to which it was determined shall thereupon be compounded.

7.7     Application to Master Agreement. For the avoidance of doubt, this Clause 7 does not apply to any amount payable under either Master Agreement in respect of any continuing Transaction as to which Section 2(e) (Default Interest; Other Amounts) of the relevant Master Agreement shall apply.

8	REPAYMENT AND PREPAYMENT

8.1      Amount of repayment instalments. The Borrowers shall repay each Advance in the instalments and on the repayment dates set out in Schedule 5.

If either of Ship D or Ship E is subject to an Acceptable Time Charter throughout the period from the January 2011 instalment repayment date to the same day in January 2012 and at a charterhire rate which is not less than the break even rate to ensure that the said increased quarterly instalments plus interest can be made, the 4 quarterly repayment instalments in relation to Advance C in April 2011, July 2011, October 2011 and January 2012 shall each be increased by $250,000 above the amounts referred to in Schedule 5, Part 3 and the Borrowers shall not be required to make the prepayment referred to in Clause 8.9(b) in such circumstances.

If Ship A is subject to an Acceptable Time Charter throughout the period from 5 April 2012 to 5 April 2013 and at a charterhire rate which is not less than the break even rate to ensure that the said increased quarterly instalments plus interest can be made, the 4 quarterly repayment instalments in relation to Advance C in July 2012, October 2012, January 2013 and April 2013 shall each be increased by $250,000 above the amounts specified in Schedule 5, Part 3 and the repayment term of Advance A shall be extended by 12 months with the repayment instalment of Advance A due on 5 April 2012 reduced to $2,149,000 and the balance of Advance A to be repaid by 2 equal instalments on 5 October 2012 and 5 April 2013 and Clause 8.9(a) shall not apply in such circumstances.

8.2      Final Repayment Date. On the final Repayment Date in respect of the last then outstanding Advance, the Borrowers shall additionally pay to the Agent for the account of the Lenders all other sums then accrued or owing under any Finance Document.

8.3      Voluntary prepayment. Subject to the following conditions, the Borrowers may prepay the whole or any part of an Advance on the last day of an Interest Period applicable to it.

8.4      Conditions for voluntary prepayment. The conditions referred to in Clause 8.3 are that:

(a)	a partial prepayment shall be $250,000 or a higher integral multiple of $250,000;

(b)	the Agent has received from the Borrowers at least 15 Business Days’ prior written notice specifying the amount to be prepaid and the date on which the prepayment is to be made; and

(c)
the Borrowers have provided evidence satisfactory to the Agent that any consent required by any Borrower or any Security Party in connection with the prepayment has been obtained and remains in force, and that any regulation relevant to this Agreement which affects any Borrower or any Security Party has been complied with.

8.5      Effect of notice of prepayment. A prepayment notice may not be withdrawn or amended without the consent of the Agent, given with the authorisation of the Majority Lenders, and the amount specified in the prepayment notice shall become due and payable by the Borrowers on the date for prepayment specified in the prepayment notice.

8.6      Notification of notice of prepayment. The Agent shall notify the Lenders promptly upon receiving a prepayment notice, and shall provide any Lender which so requests with a copy of any document delivered by the Borrowers under Clause 8.4(c).

8.7      Mandatory prepayment. The Borrowers shall be obliged to make a prepayment in respect of the Loan of the amount specified in Clause 8.8:

(a)	if a Ship is sold, on or before the date on which the sale is completed by delivery of that Ship to the buyer; or

(b)	if a Ship becomes a Total Loss, on the earlier of the date falling 120 days after the Total Loss Date and the date of receipt by the Lender of the proceeds of insurance relating to such Total Loss; or

(c)
if the party that has the control of, or that is the largest shareholder of, the Guarantor changes after the date of this Agreement and the Lenders and the Borrowers have not reached mutually acceptable terms on which to continue this Agreement pursuant to Clause 8.9.

8.8	Mandatory prepayment. The amount of any prepayment pursuant to Clause 8.7 shall be:

(a)	in case of sale or Total Loss of a Ship, the highest of:

(i)
the amount of the Advance in relation to that Ship plus an additional amount of $1,000,000 if the Ship which is sold or subject to a Total Loss is either Ship A, Ship D or Ship E Provided that such additional amount shall only be repaid in the case of Ship A if such sale or Total Loss occurs in the 12 month period prior to 5 April 2012 and such additional amount shall only be repaid in the case of Advance D and Advance E if such sale of Total Loss occurs in the 12 month period prior to the January 2011 repayment instalment and also, in each case, provided that Advance C has not been prepaid in full at the time of the sale or Total Loss. Any additional prepayment of $1,000,000 pursuant to this paragraph (i) shall be applied against the repayment instalments in relation to Advance C;

(ii)
such sum as is necessary to ensure that, in relation to the remaining amount of the Loan and the remaining Ship or Ships immediately after such prepayment, the same asset cover ratio (calculated as per Clause 15.1) applies as applied immediately prior to such prepayment Provided that this paragraph (ii) shall not apply in relation to any Ship if the Advance in relation to that Ship has been repaid or prepaid and in such circumstances the aggregate market value of the Ships which are subject to a Mortgage and have the Advance in relation to that Ship outstanding shall not be less than 125 per cent. of the Loan; and

(iii)	such sum as shall ensure that the requirements of Clause 15.1 are complied with in relation to the remaining amount of the Loan and the remaining Ship or Ships immediately after such prepayment; or

(b)	in the case of sale or Total Loss of more than one of Ship A, Ship B and Ship C and at such time Advance D and Advance E have not been fully repaid, the whole of the Loan; or

(c)	in the circumstances contemplated in Clause 8.7(c), the whole of the Loan.

8.9      Mandatory prepayment if Ship not sold or refinanced. In addition, but subject to the second and third paragraphs of Clause 8.1, the Borrowers shall be obliged to make a prepayment in respect of the Loan in the following circumstances and in the following amounts:

(a)
if either Ship D or Ship E has not been sold or refinanced prior to the date of the repayment instalment in January 2011 for Advance D and Advance E and if Advance C has not been prepaid in full at that time, the Borrowers shall prepay an amount of $1,000,000 for each of such Ships which is not sold or refinanced and such amounts shall be applied against the repayment instalments in relation to Advance C on the January 2011 repayment date for Advance C (in addition to any other amounts in relation to Advance D and/or Advance E); and

(b)
if Ship A has not been sold or refinanced prior to 5 April 2012 and if Advance C has not been prepaid in full at that time, the Borrower shall prepay an amount of $1,000,000 on the date of the repayment instalment in April 2012 for Advance C and such amount shall be applied against the repayment instalments in relation to Advance C.

8.10   Change of largest shareholder of Guarantor. In the circumstances contemplated in Clause 8.7(c), the Borrowers and the Agent acting on the instructions of the Lenders shall consult for a period not exceeding 45 days (the “Relevant Period”) with a view to agreeing and implementing terms mutually acceptable to the Borrowers and the Lenders upon which to continue to make the Loan available. If at the end of the Relevant Period no mutually acceptable agreement is reached to continue to make the Loan available, the Borrowers shall prepay the Loan in full within 5 Business Days of the end of the Relevant Period.

8.11    Amounts payable on prepayment. A prepayment shall be made together with accrued interest (and any other amount payable under Clause 21 or otherwise) in respect of the amount prepaid and, if the prepayment is not made on the last day of an Interest Period applicable to the sum prepaid, together with any sums payable under Clause 21.1(b) but without premium or penalty.

8.12    Application of partial prepayment. Any partial prepayment in respect of Advance A or Advance B shall be applied pro rata to Advance A and Advance B and any partial prepayment in respect of Advance C, Advance D or Advance E shall be applied pro rata to Advance C, Advance D and Advance E. Unless otherwise provided in this Clause 8, each partial prepayment in relation to an Advance shall be applied against the repayment instalments of that Advance specified in Clause 8 in inverse order of maturity.

8.13    No reborrowing. No amount prepaid may be reborrowed.

8.14    Unwinding of Transactions. On or prior to any prepayment of an Advance or any part of it under this Clause 8 or any other provision of this Agreement, the Borrowers shall wholly or partially reverse, offset, unwind or otherwise terminate one or more of the continuing Transactions so that the notional principal amount of the continuing Transactions thereafter remaining does not and will not in the future (taking into account the scheduled amortisation) exceed the amount of the Loan as reducing from time to time thereafter pursuant to Clause 8.

9	CONDITIONS PRECEDENT

9.1      Documents, fees and no default. Each Lender’s obligation to contribute to an Advance is subject to the following conditions precedent:

(a)
that, on or before service of the Drawdown Notice for an Advance (or within 20 Business Days of that date in the case of Advance C, Advance D and Advance E), the relevant Borrower enters into hedging arrangements with the Swap Bank on terms in all respects approved by the Agent to hedge the whole of LIBOR risk under that Advance for a period at least equal to the Time Charter Period in respect of the Ship to be refinanced or acquired (as the case may be) with that Advance;

(b)	that, on or before the service of the first Drawdown Notice, the Agent receives the documents described in Part A of Schedule 3 in form and substance satisfactory to it and its lawyers;

(c)
that, on or before a Drawdown Date but prior to the making of an Advance in relation to a Ship, the Agent receives the documents described in Part B of Schedule 3 in form and substance satisfactory to it and its lawyers;

(d)
that, on or before the first Drawdown Date, the Agent receives the arrangement fee referred to in Clause 20.1, all accrued commitment fee payable pursuant to Clause 20.1 and (if applicable) the first instalment of the annual agency fee referred to in Clause 20.1 and has received payment of the expenses referred to in Clause 20.2; and

(e)	that both at the date of each Drawdown Notice and at each Drawdown Date:

(i)	no Event of Default or Potential Event of Default has occurred and is continuing or would result from the borrowing of the Advance;

(ii)
the representations and warranties in Clause 10.1 and those of any Borrower or any Security Party which are set out in the other Finance Documents would be true and not misleading if repeated on each of those dates with reference to the circumstances then existing; and

(iii)	none of the circumstances contemplated by Clause 5.7 has occurred and is continuing;

(f)
that, if the ratio set out in Clause 15.1 were applied immediately following the making of the Advance, the Borrowers would not be obliged to provide additional security or prepay part of the Loan under that Clause; and

(g)
that the Agent has received, and found to be acceptable to it, any further opinions, consents, agreements and documents in connection with the Finance Documents and the Master Agreements which the Agent may, with the authorisation of the Majority Lenders, request by notice to the Borrowers prior to the Drawdown Date.

9.2   Waivers of conditions precedent. If the Majority Lenders, at their discretion, permit an Advance to be borrowed before certain of the conditions referred to in Clause 9.1 are satisfied, the Borrowers shall ensure that those conditions are satisfied within 10 Business Days after the Drawdown Date (or such longer period as the Agent may, with the authorisation of the Majority Lenders, specify).

10	REPRESENTATIONS AND WARRANTIES

10.1   General. Each Borrower represents and warrants to each Creditor Party as follows.

10.2   Status. It is duly incorporated and validly existing under the laws of The Commonwealth of Bahamas.

10.3   Share capital and ownership. It has an authorised share capital of $5,000 divided into 5000 registered shares of $1 each, all of which shares have been issued fully paid, and the legal title and beneficial ownership of all those shares is held, free of any Security Interest or other claim, by the Guarantor.

10.4    Corporate power. It has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:

(a)	to execute the MOA to which it is a party, to purchase and pay for the relevant Ship under that MOA and to register that Ship in its name under the Bahamas flag;

(b)	to execute the Master Agreement and the Finance Documents to which it is a party; and

(c)
to borrow under this Agreement, to enter into Transactions under the Master Agreement to which it is a party and to make all the payments contemplated by, and to comply with, those Finance Documents and under the Master Agreement to which it is a party.

10.5       Consents in force. All the consents referred to in Clause 10.4 remain in force and nothing has occurred which makes any of them liable to revocation.

10.6       Legal validity; effective Security Interests. The Finance Documents and the Master Agreement to which it is a party, do now or, as the case may be, will, upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents):

(a)	constitute that Borrower’s legal, valid and binding obligations enforceable against that Borrower in accordance with their respective terms; and

(b)	create legal, valid and binding Security Interests enforceable in accordance with their respective terms over all the assets to which they, by their terms, relate;

subject to any relevant insolvency laws affecting creditors’ rights generally.

10.7        No third party Security Interests. Without limiting the generality of Clause 10.6, at the time of the execution and delivery of each Finance Document and the Master Agreement to which it is a party:

(a)	it will have the right to create all the Security Interests which that Finance Document purports to create; and

(b)
no third party will have any Security Interest (except for Permitted Security Interests) or any other interest, right or claim over, in or in relation to any asset to which any such Security Interest, by its terms, relates.

10.8         No conflicts. The execution by it of each Finance Document and the Master Agreement to which it is a party, and the borrowing by that Borrower of the Loan, and its compliance with each Finance Document and the Master Agreement to which it is a party will not involve or lead to a contravention of:

(a)	any law or regulation; or

(b)	the constitutional documents of that Borrower; or

(c)	any contractual or other obligation or restriction which is binding on that Borrower or any of its assets.

10.9        No withholding taxes. All payments which it is liable to make under the Finance Documents to which it is a party may be made without deduction or withholding for or on account of any tax payable under any law of any Pertinent Jurisdiction.

10.10      No default. No Event of Default or Potential Event of Default has occurred and is continuing.

10.11      Information. All information which has been provided in writing by it or on its behalf or on behalf of any Security Party to any Creditor Party in connection with any Finance Document satisfied the requirements of Clause 11.5; all audited and unaudited accounts which have been so provided satisfied the requirements of Clause 11.7; and there has been no material adverse change in the financial position or state of affairs of either Borrower from that disclosed in the latest of those accounts.

10.12      No litigation. No legal or administrative action involving any Borrower (including action relating to any alleged or actual breach of the ISM Code or the ISPS Code) has been commenced or taken or, to any Borrower’s knowledge, is likely to be commenced or taken which, in either case, would be likely to have a material adverse effect on any Borrower’s financial position or state of affairs.

10.13      No rebates etc. There is no agreement or understanding to allow or pay any rebate, premium, commission, discount or other benefit or payment (howsoever described) to it, a Time Charterer or a third party in connection with the purchase and/or chartering by that Borrower of the relevant Ship, other than as disclosed to the Lender in writing on or prior to the date of this Agreement.

10.14      Compliance with certain undertakings. At the date of this Agreement (or on the Drawdown Date in relation to Ship C, Ship D and Ship E if appropriate), the Borrowers are in compliance with Clauses 11.2, 11.4, 11.9 and 11.13.

10.15      Taxes paid. It has paid all taxes applicable to, or imposed on or in relation to that Borrower, its business or the Ship owned or to be owned by it.

10.16      ISM and ISPS Code compliance. All requirements of the ISM Code and of the ISPS Code as they relate to Borrowers, the Approved Managers and the Ships have been complied with.

11	GENERAL UNDERTAKINGS

11.1        General. Each Borrower undertakes with each Creditor Party to comply with the following provisions of this Clause 11 at all times during the Security Period, except as the Agent may, with the authorisation of the Majority Lender, otherwise permit.

11.2	Title; negative pledge. It will:

(a)
as from purchase of the Ship owned by that Borrower in the case of Ship C, Ship D and Ship E and from the first Drawdown Date in the case of Ship A and Ship B, hold the legal title to, and own the entire beneficial interest in, that Ship, its Earnings and its Insurances, free from all Security Interests and other interests and rights of every kind, except for Permitted Security Interests; and

(b)	not create or permit to arise any Security Interest (except for Permitted Security Interests) over any other asset, present or future.

11.3	No disposal of assets. It will not transfer, lease or otherwise dispose of:

(a)
all or a substantial part of its assets, whether by one transaction or a number of transactions, whether related or not (except the Ship owned by that Borrower so long as the Borrowers comply with the provisions of Clauses 8.7 and 8.8); or

(b)	any debt payable to it or any other right (present, future or contingent right) to receive a payment, including any right to damages or compensation.

11.4        No other liabilities or obligations to be incurred. It will not incur any liability or obligation except liabilities and obligations under the MOA, the Master Agreement to which it is a party and the Finance Documents to which it is or is to be a party and liabilities or obligations reasonably incurred in the ordinary course of owning and operating the Ship owned by it.

11.5         Information provided to be accurate. All financial and other information which is provided in writing by or on behalf of a Borrower under or in connection with any Finance Document will be true and not misleading and will not omit any material fact or consideration.

11.6        Provision of financial statements. It will send to the Agent as soon as possible, but in no event later than 90 days after the end of each financial year of that Borrower, unaudited financial statements of that Borrower certified as to their correctness by an authorised representative of that Borrower.

11.7         Form of financial statements. All financial statements delivered under Clause 11.6 will:

(a)	be prepared in accordance with all applicable laws and auditing standards generally accepted in the United States of America consistently applied;

(b)
present fairly in all material respects the financial position of the relevant Borrower at the date of those financial statements and the results of its operations and cash flows for the period to which those financial statements relate; and

(c)	be free of material misstatement and fully disclose or provide for all significant liabilities of the relevant Borrower.

11.8        Shareholder and creditor notices. It will send the Agent, at the same time as they are despatched, copies of all communications which are despatched to that Borrower’s shareholders or creditors or any class of them.

11.9        Consents. It will maintain in force and promptly obtain or renew, and will promptly send certified copies to the Agent of, all consents required:

(a)	for that Borrower to perform its obligations under any Finance Document and the Master Agreement to which it is a party;

(b)	for the validity or enforceability of any Finance Document and the Master Agreement to which it is a party;

(c)	for that Borrower to continue to own and operate the Ship owned by it;

and that Borrower will comply with the terms of all such consents.

11.10	Maintenance of Security Interests. It will:

(a)	at its own cost, do all that it reasonably can to ensure that any Finance Document to which it is a party validly creates the obligations and the Security Interests which it purports to create; and

(b)
without limiting the generality of paragraph (a), at its own cost, promptly register, file, record or enrol any Finance Document to which it is a party with any court or authority in all Pertinent Jurisdictions, pay any stamp, registration or similar tax in all Pertinent Jurisdictions in respect of any Finance Document to which it is a party, give any notice or take any other step which, in the opinion of the Majority Lenders, is or has become necessary or desirable for any Finance Document to which it is a party to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.

11.11      Notification of litigation. It will provide the Agent with details of any legal or administrative action involving that Borrower, any Security Party, any Approved Manager or the Ship owned by it, its Earnings or its Insurances as soon as such action is instituted or it becomes apparent to that Borrower that it is likely to be instituted, unless it is clear that the legal or administrative action cannot be considered material in the context of any Finance Document.

11.12      No amendment to MOAs. It will not agree to any amendment or supplement to, or waive or fail to enforce, the MOA to which it is a party or any of its provisions after copies duly executed by both parties thereto have been submitted to the Lender.

11.13      Principal place of business. It will maintain its main place of business, and keep its corporate documents and records, at the address stated in Clause 27.2(a); and it will not establish, or do anything as a result of which it would be deemed to have, a place of business in any country other than The Commonwealth of the Bahamas.

11.14     Confirmation of no default. It will, within 2 Business Days after service by the Agent of a written request, serve on the Agent a notice which is signed by 2 directors of that Borrower and which:

(a)	states that no Event of Default or Potential Event of Default has occurred; or

(b)	states that no Event of Default or Potential Event of Default has occurred, except for a specified event or matter, of which all material details are given.

11.15      Notification of default. It will notify the Agent as soon as that Borrower becomes aware of:

(a)	the occurrence of an Event of Default or a Potential Event of Default; or

(b)	any matter which indicates that an Event of Default or a Potential Event of Default may have occurred;

and will keep the Agent fully up-to-date with all developments.

11.16      Provision of further information. It will, as soon as practicable after receiving the request, provide the Agent with any additional financial or other information relating:

(a)	to that Borrower, the Ship owned by it, its Earnings or its Insurances; or

(b)	to any other matter relevant to, or to any provision of, a Finance Document to which it is a party;

which may be requested by the Agent, the Security Trustee, any Lender or the Swap Bank at any time. In addition, it will use its best endeavours to procure annual and semi-annual financial statements from the Time Charterers.

11.17      Maintenance of minimum balances on the Earnings Account. It will ensure that there shall be at all times throughout the Security Period from the date falling 6 months after the Drawdown Date in relation to the Ship owned by it, a credit balance of at least $250,000 in relation to its Ship standing to the credit of the Earnings Account (such that there is a credit balance of at least $250,000 for each Ship for as long as that Ship remains subject to a Mortgage).

12	CORPORATE UNDERTAKINGS

12.1        General. Each Borrower also undertakes with each Creditor Party, to comply with the following provisions of this Clause 12 at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit.

12.2        Maintenance of status. It will maintain its separate corporate existence and remain in existence under the laws of The Commonwealth of the Bahamas.

12.3	Negative undertakings. It will not:

(a)	carry on any business other than the ownership, chartering and operation of the Ship owned by it;

(b)	(i)	provide any form of credit or financial assistance to:

(A)	a person who is directly or indirectly interested in that Borrower’s share or loan capital; or

(B)	any company in or with which such a person is directly or indirectly interested or connected; or

(ii)
incur any Financial Indebtedness owing to such a person or company except where such loan or loans are fully subordinated to the rights of the Lender under the Finance Documents and under the Master Agreements; or

(iii) enter into any transaction with or involving such a person or company;

(c)	issue, allot or grant any person a right to any shares in its capital or repurchase or reduce its issued share capital; or

(d)	enter into any form or amalgamation, merger or de-merger or any form of reconstruction or reorganisation.

12.4       Option to take shares pledge. Each Borrower shall, promptly upon the written request of the Agent (given upon the instructions of the Majority Lenders), procure that the Guarantor executes and delivers to the Agent a share security deed in the form required by the Agent (acting with the authorisation of the Majority Lenders) creating a valid, binding and enforceable first priority Security Interest in favour of the Security Trustee over all of the shares relating to each Borrower.

13	INSURANCE

13.1        General. Each Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 13 at all times during the Security Period in relation to the Ship owned by it (after that Ship has been delivered to it under the relevant MOA in the case of Ship C, Ship D and Ship E) except as the Agent, with the authorisation of the Majority Lenders, may otherwise permit.

13.2        Maintenance of obligatory insurances. It shall keep the Ship owned by it insured at the expense of that Borrower against:

(a)	fire and usual marine risks (including hull and machinery and excess risks);

(b)	war risks;

(c)	protection and indemnity risks;

(d)	risk of loss of Earnings; and

(e)
any other risks against which the Majority Lenders consider, having regard to practices and other circumstances prevailing at the relevant time, it would in the opinion of the Majority Lenders be reasonable for that Borrower to insure and which are specified by the Security Trustee by notice to that Borrower.

13.3        Terms of obligatory insurances. It shall effect such insurances in respect of the Ship owned by it:

(a)	in Dollars;

(b)	in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of:

(i)	when aggregated with the insured value of the other Ships, 110 per cent. of the Loan; and

(ii)	the market value of that Ship;

(c)
in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry with protection and indemnity risks associations belonging to the International Group of Protection and Indemnity Associations;

(d)	in relation to protection and indemnity risks in respect of that Ship’s full tonnage;

(e)	in the case of risk of loss of Earnings insurance in an amount acceptable to the Agent (acting with the authorisation of the Majority Lenders);

(f)	on approved terms; and

(g)
through approved brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

13.4        Further protections for the Creditor Parties. In addition to the terms set out in Clause 13.3, it shall procure that the obligatory insurances effected by it shall:

(a)
whenever the Security Trustee requires name (or be amended to name) the Security Trustee as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Trustee, but without the Security Trustee thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(b)	name the Security Trustee as loss payee with such directions for payment as the Security Trustee may specify;

(c)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Trustee shall be made without set-off, counterclaim or deductions or condition whatsoever;

(d)	provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Trustee or any other Creditor Party;

(e)	provide that the Security Trustee may make proof of loss if the Borrowers fail to do so;

(f)
provide that if any such obligatory insurance is cancelled, or if any substantial change is made in the coverage which adversely affects the interest of the Lenders, or if any such obligatory insurance is allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective with respect to the Security Trustee for 15 days (or 7 days in the case of war risks) after receipt by the Security Trustee of prior written notice from the insurers of such cancellation, change or lapse.

13.5        Renewal of obligatory insurances. It shall:

(a)	at least 21 days before the expiry of any obligatory insurance effected by it:

(i)
notify the Security Trustee of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom that Borrower proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)	obtain the Security Trustee’s approval to the matters referred to in paragraph (i);

(b)	at least 14 days before the expiry of any obligatory insurance effected by it, renew that obligatory insurance in accordance with the Security Trustee’s approval pursuant to paragraph (a); and

(c)
procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Security Trustee in writing of the terms and conditions of the renewal.

13.6        Copies of policies; letters of undertaking. It shall ensure that all approved brokers provide the Security Trustee with pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew and of a letter or letters or undertaking in a form required by the Security Trustee and including undertakings by the approved brokers that:

(a)	they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 13.4;

(b)	they will hold such policies, and the benefit of such insurances, to the order of the Security Trustee in accordance with the said loss payable clause;

(c)	they will advise the Security Trustee immediately of any material change to the terms of the obligatory insurances;

(d)
they will notify the Security Trustee, not less than 14 days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from that Borrower or its agents and, in the event of their receiving instructions to renew, they will promptly notify the Security Trustee of the terms of the instructions; and

(e)
they will not set off against any sum recoverable in respect of a claim relating to the Ship under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of the Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts, and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of the Ship forthwith upon being so requested by the Security Trustee.

13.7       Copies of certificates of entry. It shall ensure that any protection and indemnity and/or war risks associations in which the Ship owned by it is entered provides the Security Trustee with:

(a)	a certified copy of the certificate of entry for that Ship;

(b)	a letter or letters of undertaking in such form as may be required by the Security Trustee; and

(c)
if that Ship trades to the United States of America and where required to be issued under the terms of insurance/indemnity provided by that Borrower’s protection and indemnity association, a certified copy of each United States of America voyage quarterly declaration (or other similar document or documents) made by that Borrower in relation to that Ship in accordance with the requirements of such protection and indemnity association; and

(d)
if that Ship trades to the United States of America, a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to that Ship.

13.8       Deposit of original policies. It shall ensure that all policies relating to obligatory insurances are deposited with the approved brokers through which the insurances are effected or renewed.

13.9        Payment of premiums. It shall punctually pay all premiums or other sums payable in respect of the obligatory insurances and produce all relevant receipts when so required by the Security Trustee.

13.10     Guarantees. It shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

13.11     Compliance with terms of insurances. It shall not do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular:

(a)
it shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in Clause 13.7(c)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Security Trustee has not given its prior approval;

(b)	it shall not make any changes relating to the classification or classification society or manager or operator of the Ship owned by it approved by the underwriters of the obligatory insurances;

(c)
it shall make (and promptly supply copies to the Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship owned by it is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(d)
it shall not employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

13.12      Alteration to terms of insurances. it shall not make nor agree to any alteration to the terms of any obligatory insurance nor waive any right relating to any obligatory insurance.

13.13      Settlement of claims. It shall not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty, and it shall do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

13.14      Provision of copies of communications. It shall provide the Security Trustee and, if the Security Trustee so requests, at the time of each such communication, copies of all written communications between that Borrower and:

(a)	the approved brokers; and

(b)	the approved protection and indemnity and/or war risks associations; and

(c)	the approved insurance companies and/or underwriters, which relate directly or indirectly to:

(i)	that Borrower’s obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)	any credit arrangements made between that Borrower and any of the persons referred to in paragraphs (a) or (b) relating wholly or partly to the effecting or maintenance of the obligatory insurances.

13.15      Provision of information. In addition, it shall promptly provide the Security Trustee (or any persons which it may designate) with any information which the Security Trustee (or any such designated person) requests for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)	effecting, maintaining or renewing any such insurances as are referred to in Clause 13.16 below or dealing with or considering any matters relating to any such insurances;

and it shall, forthwith upon demand, indemnify the Security Trustee in respect of all fees and other expenses incurred by or for the account of the Security Trustee in connection with any such report as is referred to in paragraph (a).

13.16      Mortgagee’s interest and additional perils insurances. The Security Trustee shall be entitled from time to time to effect, maintain and renew a mortgagee’s interest marine insurance and a mortgagee’s interest additional perils insurance providing for the indemnification of the Lender against, among other things, any possible losses or other consequences of any Environmental Claim, including the risk of expropriation, arrest or any form of detention of any Ship, the imposition of any Security Interest over any Ship and/or any other matter capable of being insured against under a mortgagee’s interest additional perils policy whether or not similar to the foregoing and otherwise for an amount equal to 110 per cent. of the Loan, on such terms, through such insurers and generally in such manner as the Majority Lenders may from time to time consider appropriate and the Borrowers shall upon demand fully indemnify the Creditor Parties in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance.

13.17      Review of insurance requirements. The Security Trustee shall be entitled to review the requirements of this Clause 13 from time to time, but not more than once in any 12 month period or at such times as the approved brokers through which, and/or the protection and indemnity and/or war risks associations in which, any Ship is insured or entered shall change, in order to take account of any changes in circumstances after the date of this Agreement which are, in the opinion of the Lender, significant and capable of affecting either Borrower or either Ship and its or their insurance (including, without limitation, changes in the availability or the cost of insurance coverage or the risks to which either Borrower may be subject.)

13.18      Insurance report. If required by the Agent, the Borrowers shall provide to the Agent within 30 days of the Drawdown Date of the Advance in relation to a Ship a favourable opinion from an independent insurance consultant acceptable to the Agent on such matters relating to the insurances for that Ship as the Agent may require.

14	SHIP COVENANTS

14.1        General. Each Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 14 in respect of the Ship owned by it at all times during the Security Period (after such Ship has been delivered to it under the relevant MOA in the case of Ship C, Ship D and Ship E) except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit (such consent not to be unreasonably withheld in the case of Clause 14.2 and 14.3(b)).

14.2        Ship’s name and registration. It shall keep the Ship owned by it registered in its name as a Bahamas ship flagged at the port of Nassau in the case of Ship A and Ship B and as a St. Vincent and Grenadines ship in the case of Ship C, Ship D and Ship E; it shall not do or allow to be done anything as a result of which such registration might be cancelled or imperilled; and it shall not change the name or port of registry of the Ship owned by it.

14.3         Repair and classification. It shall keep the Ship owned by it in a good and safe condition and state of repair:

(a)	consistent with first-class ship ownership and management practice;

(b)
so as to maintain that Ship’s class as the highest possible class with a classification society which the Agent (with the authorisation of the Majority Lenders) shall approve and which shall be a member of IACS, free of all overdue recommendations and conditions; and

(c)
so as to comply with all laws and regulations applicable to vessels registered at ports in the Bahamas or to vessels trading to any jurisdiction to which that Ship may trade from time to time including but not limited to the ISM Code and the ISPS Code;

14.4        Classification society undertaking. If requested to do so by the Security Trustee, it shall instruct the classification society referred to in Clause 14.3 (and shall use its best endeavours to procure that the classification society undertakes with the Security Trustee or, to the extent that the classification society will not give such undertakings, shall use its best endeavours itself to comply with the undertakings referred to in paragraphs (a) to (d) below):

(a)
to send to the Security Trustee, following receipt of a written request from the Security Trustee, certified true copies of all original class records held by the classification society in relation to the Ship owned by it;

(b)
to allow the Security Trustee (or its agents), at any time and from time to time, to inspect the original class and related records of that Borrower and the Ship owned by it at the offices of the classification society and to take copies of them;

(c)	to notify the Security Trustee immediately in writing if the classification society:

(i)	receives notification from that Borrower or any other person that that Ship’s classification society is to be changed; or

(ii)
becomes aware of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of the Ship’s class under the rules or terms and conditions of that Borrower’s or that Ship’s membership of the classification society;

(d)	following receipt of a written request from the Security Trustee:

(i)
to confirm that that Borrower is not in default of any of its contractual obligations or liabilities to the classification society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the classification society; or

(ii)
if that Borrower is in default of any of its contractual obligations or liabilities to the classification society, to specify to the Security Trustee in reasonable detail the facts and circumstances of such default, the consequences of such default, and any remedy period agreed or allowed by the classification society.

14.5         Modification. It shall not make any modification or repairs to, or replacement of, the Ship owned by it or equipment installed on that Ship which would or might materially alter the structure, type or performance characteristics of that Ship or materially reduce its value.

14.6        Removal of parts. It shall not remove any material part of the Ship owned by it, or any item of equipment installed on that Ship, unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest or any right in favour of any person other than the Security Trustee and becomes on installation on that Ship the property of that Borrower and subject to the security constituted by the Mortgage Provided that that Borrower may install equipment owned by a third party if the equipment can be removed without any risk of damage to that Ship.

14.7        Surveys. It shall submit the Ship owned by it regularly to all periodical or other surveys which may be required for classification purposes and, if so required by the Security Trustee, provide the Security Trustee with copies of all survey reports.

14.8        Inspection. It shall permit the Security Trustee (by surveyors or other persons appointed by it for that purpose) to board the Ship owned by it at all reasonable times to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections.

14.9	Prevention of and release from arrest. It shall promptly discharge:

(a)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Ship owned by it, its Earnings or its Insurances;

(b)	all taxes, dues and other amounts charged in respect of the Ship owned by it, its Earnings or its Insurances; and

(c)	all other outgoings whatsoever in respect of the Ship owned by it, its Earnings or its Insurances;

and, forthwith upon receiving notice of the arrest of the Ship owned by it, or of its detention in exercise or purported exercise of any lien or claim, that Borrower shall procure its release by providing bail or otherwise as the circumstances may require.

14.10      Compliance with laws etc. It shall:

(a)
comply, or procure compliance with the ISM Code, the ISPS Code, all Environmental Laws and all other laws or regulations relating to the Ship owned by it, its ownership, operation and management or to the business of that Borrower;

(b)	not employ the Ship owned by it nor allow its employment in any manner contrary to any law or regulation in any relevant jurisdiction including but not limited to the ISM Code and the ISPS Code; and

(c)
in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit the Ship owned by it to enter or trade to any zone which is declared a war zone by any government or by the Ship’s war risks insurers unless the prior written consent of the Security Trustee has been given and that Borrower has (at its expense) effected any special, additional or modified insurance cover which the Security Trustee may require.

14.11      Provision of information. It shall promptly provide the Security Trustee with any information which it requests regarding:

(a)	the Ship owned by it, its employment, position and engagements;

(b)	the Earnings and payments and amounts due to the master and crew of the Ship owned by it;

(c)	any expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of the Ship owned by it and any payments made in respect of that Ship;

(d)	any towages and salvages;

(e)	its compliance, the Approved Managers’ or the compliance of the Ship owned by it with the ISM Code and the ISPS Code;

and, upon the Security Trustee’s request, provide copies of any current charter relating to the Ship owned by it, of any current charter guarantee and of that Ship’s Document of Compliance.

14.12       Notification of certain events. It shall immediately notify the Security Trustee by fax, confirmed forthwith by letter, of:

(a)	any casualty which is or is likely to be or to become a Major Casualty;

(b)	any occurrence as a result of which the Ship owned by it has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)	any requirement or recommendation made by any insurer or classification society or by any competent authority which is not immediately complied with;

(d)	any arrest or detention of the Ship owned by it, any exercise or purported exercise of any lien on that Ship or its Earnings or any requisition of that Ship for hire;

(e)	any intended dry docking of the Ship owned by it;

(f)	any Environmental Claim made against that Borrower or in connection with the Ship owned by it, or any Environmental Incident;

(g)	any claim for breach of the ISM Code or the ISPS Code being made against that Borrower, the Approved Managers or otherwise in connection with the Ship owned by it;

(h)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code and/or the ISPS Code not being complied with;

and that Borrower shall keep the Security Trustee advised in writing on a regular basis and in such detail as the Security Trustee shall require of that Borrower’s, the Approved Managers’ or any other person’s response to any of those events or matters.

14.13      Restrictions on chartering, appointment of managers etc. It shall not, in relation to the Ship owned by it:

(a)	let that Ship on demise charter for any period;

(b)
enter into any time or consecutive voyage charter in respect of that Ship for a term which exceeds, or which by virtue of any optional extensions may exceed, 13 months (except for the relevant Time Charter or an Acceptable Time Charter;

(c)	enter into any charter in relation to that Ship under which more than 2 months’ hire (or the equivalent) is payable in advance;

(d)	charter that Ship otherwise than on bona fide arm’s length terms at the time when that Ship is fixed;

(e)	appoint a manager of that Ship other than an Approved Manager or agree to any alteration to the terms of an Approved Manager’s appointment;

(f)	de-activate or lay up that Ship;

In addition, that Borrower shall advise the Security Trustee promptly after that Ship is put into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed $500,000 (or the equivalent in any other currency) and shall also procure that at all times sums due to each such person are paid when due so that no such person shall exercise any lien on that Ship or its Earnings for the cost of such work or for any other reason.

14.14     Notice of Mortgage. It shall keep the relevant Mortgage registered against the Ship owned by it as a valid first priority mortgage, carry on board that Ship a certified copy of the relevant Mortgage and place and maintain in a conspicuous place in the navigation room and the Master’s cabin of that Ship a framed printed notice stating that that Ship is mortgaged by that Borrower to the Security Trustee.

14.15      Sharing of Earnings. It shall not enter into any agreement or arrangement for the sharing of any Earnings.

15	SECURITY COVER

15.1        Minimum required security cover. Clause 15.2 applies if (after a Ship has been delivered to a Borrower under the relevant MOA in the case of Ship C, Ship D and Ship E) the Agent notifies the Borrowers that:

(a)	the aggregate of the market values (determined as provided in Clause 15.3) of the Ships; plus

(b)	the net realisable value of any additional security previously provided under this Clause 15;

is, in the case of the aggregate market value of the Ships then subject to a Mortgage, below 110 per cent. of the Loan. In addition, Clause 15.2 shall apply in the case of each Ship which is subject to a Mortgage if the said security cover is below 125 per cent. of the Advance in relation to that Ship for the 6 month period prior to the end of the Time Charter Period for that Ship unless an Acceptable Time Charter has been agreed for such Ship and the Ship will be subject to that Acceptable Time Charter on expiry of the current Time Charter Period. The said individual Ship security cover of 125 per cent. shall apply until the relevant Ship is subject to an Acceptable Time Charter.

15.2        Provision of additional security; prepayment. If the Agent serves a notice on the Borrowers under Clause 15.1, the Borrowers shall, within 1 month after the date on which the Agent’s notice is served, either:

(a)
provide, or ensure that a third party provides cash, cash equivalents or any other additional security which, in the opinion of the Majority Lenders, has a net realisable value at least equal to the shortfall and is charged and/or documented in such terms as the Agent may, with the authorisation of the Majority Lenders, approve or require; or

(b)	prepay such part (at least) of the Loan as will eliminate the shortfall.

15.3        Valuation of Ships. The market value of a Ship at any date is that shown by the average of 2 valuations each prepared:

(a)	as at a date not more than 14 days previously;

(b)	by an independent sale and purchase shipbroker which the Agent has approved or appointed for the purpose;

(c)	with or without physical inspection of the Ship (as the Agent may require);

(d)
on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment;

(e)	after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale.

15.4        Value of additional vessel security. The net realisable value of any additional security which is provided under Clause 15.2 and which consists of a Security Interest over a vessel shall be that shown by a valuation complying with the requirements of Clause 15.3.

15.5        Valuations binding. Any valuation under Clause 15.2, 15.3 or 15.4 shall be binding and conclusive as regards the Borrowers, as shall be any valuation which the Majority Lenders make of any additional security which does not consist of or include a Security Interest.

15.6        Provision of information. The Borrowers shall promptly provide the Agent and any shipbroker or expert acting under Clause 15.3 or 15.4 with any information which the Agent or the shipbroker or expert may request for the purposes of the valuation; and, if the Borrowers fail to provide the information by the date specified in the request, the valuation may be made on any basis and assumptions which the shipbroker or the Majority Lenders (or the expert appointed by them) consider prudent.

15.7        Payment of valuation expenses. Without prejudice to the generality of the Borrowers’ obligations under Clauses 20.2, 20.3 and 21.3, the Borrowers shall, on demand, pay the Agent the amount of the fees and expenses of any shipbroker or expert instructed by the Agent under this Clause 15 (but not more often than once in any period of 12 months unless an Event of Default has occurred) and all legal and other expenses incurred by any Creditor Party in connection with any matter arising out of this Clause.

15.8         Application of prepayment. Clause 8 shall apply in relation to any prepayment pursuant to Clause 15.2(b).

16	PAYMENTS AND CALCULATIONS

16.1        Currency and method of payments. All payments to be made by the Borrowers to the Lenders or by any Borrower under a Finance Document shall be made to the Agent or to the Security Trustee, in the case of an amount payable to it:

(a)	by not later than 11.00 a.m. (New York City time) on the due date;

(b)
in same day Dollar funds settled through the New York Clearing House Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Agent shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement); and

(c)
in the case of an amount payable by a Lender to the Agent or by any Borrower to the Agent or any Lender, to such account with such other bank as the Agent may from time to time notify to the Borrowers and the other Creditor Parties; and

(d)	in the case of an amount payable to the Security Trustee, to such account as it may from time to time notify to the Borrowers and the other Creditor Parties.

16.2        Payment on non-Business Day. If any payment by any Borrower under a Finance Document would otherwise fall due on a day which is not a Business Day:

(a)	the due date shall be extended to the next succeeding Business Day; or

(b)	if the next succeeding Business Day falls in the next calendar month, the due date shall be brought forward to the immediately preceding Business Day;

and interest shall be payable during any extension under paragraph (a) at the rate payable on the original due date.

16.3        Basis for calculation of periodic payments. All interest and commitment fee and any other payments under any Finance Document which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

16.4	Distribution of payments to Creditor Parties. Subject to Clauses 16.5, 16.6 and 16.7:

(a)
any amount received by the Agent under a Finance Document for distribution or remittance to a Lender or the Security Trustee shall be made available by the Agent to that Lender or, as the case may be, the Security Trustee by payment, with funds having the same value as the funds received, to such account as the Lender or the Security Trustee may have notified to the Agent not less than 5 Business Days previously; and

(b)
amounts to be applied in satisfying amounts of a particular category which are due to the Lenders generally shall be distributed by the Agent to each Lender pro rata to the amount in that category which is due to it.

16.5        Permitted deductions by Agent. Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent may, before making an amount available to a Lender, deduct and withhold from that amount any sum which is then due and payable to the Agent from that Lender under any Finance Document or any sum which the Agent is then entitled under any Finance Document to require that Lender to pay on demand.

16.6        Agent only obliged to pay when monies received. Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent shall not be obliged to make available to any Borrower or any Lender any sum which the Agent is expecting to receive for remittance or distribution to that Borrower or that Lender until the Agent has satisfied itself that it has received that sum.

16.7        Refund to Agent of monies not received. If and to the extent that the Agent makes available a sum to a Borrower or a Lender, without first having received that sum, the Borrower or (as the case may be) the Lender concerned shall, on demand:

(a)	refund the sum in full to the Agent; and

(b)
pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding or other loss, liability or expense incurred by the Agent as a result of making the sum available before receiving it.

16.8        Agent may assume receipt. Clause 16.7 shall not affect any claim which the Agent has under the law of restitution, and applies irrespective of whether the Agent had any form of notice that it had not received the sum which it made available.

16.9        Creditor Party accounts. Each Creditor Party shall maintain accounts showing the amounts owing to it by the Borrowers and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrowers and any Security Party.

16.10      Agent’s memorandum account. The Agent shall maintain a memorandum account showing the amounts advanced by the Lenders and all other sums owing to the Agent, the Security Trustee and each Lender from the Borrowers and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrowers and any Security Party.

16.11      Accounts prima facie evidence. If any accounts maintained under Clauses 16.9 and 16.10 show an amount to be owing by a Borrower or a Security Party to a Creditor Party, those accounts shall be prima facie evidence that that amount is owing to that Creditor Party.

17	APPLICATION OF RECEIPTS

17.1        Normal order of application. Except as any Finance Document may otherwise provide, any sums which are received or recovered by any Creditor Party under or by virtue of any Finance Document shall be applied:

(a)	FIRST: in or towards satisfaction of any amounts then due and payable under the Finance Documents (or any of them) to the Agent or the Security Trustee;

(b)
SECONDLY: in or towards pro rata satisfaction of any other amounts then due and payable under the Finance Documents (or any of them) and the Master Agreements (or any of them) in such order of application and/or such proportions as the Agent, acting with the authorisation of the Majority Lenders, may specify by notice to the Borrowers, the Security Parties and the other Creditor Parties;

(c)
THIRDLY: in retention of an amount equal to any amount not then due and payable under any Finance Document or the Master Agreements (or any of them) but which the Agent, by notice to the Borrowers, the Security Parties and the other Creditor Parties, states in its opinion will or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the provisions of this Clause; and

(d)	FOURTHLY: any surplus shall be paid to the Borrowers or to any other person appearing to be entitled to it.

17.2        Variation of order of application. The Agent may, with the authorisation of the Majority Lenders, by notice to the Borrowers, the Security Parties and the other Creditor Parties provide for a different manner of application from that set out in Clause 17.1 either as regards a specified sum or sums or as regards sums in a specified category or categories.

17.3        Notice of variation of order of application. The Agent may give notices under Clause 17.2 from time to time; and such a notice may be stated to apply not only to sums which may be received or recovered in the future, but also to any sum which has been received or recovered on or after the third Business Day before the date on which the notice is served.

17.4        Appropriation rights overridden. This Clause 17 and any notice which the Agent gives under Clause 17.2 shall override any right of appropriation possessed, and any appropriation made, by any Borrower or any Security Party.

18	APPLICATION OF EARNINGS; SWAP PAYMENTS

18.1        Payment of Earnings and swap payments. Each Borrower undertakes with each Creditor Party to ensure that, throughout the Security Period (and subject only to the provisions of the Deeds of Covenant or General Assignments (as the case may be)):

(a)	all the Earnings of the Ship owned by it are paid to the Earnings Account; and

(b)	all payments by the Swap Bank to the Borrowers under each designated Transaction are paid to the Retention Account.

18.2        Monthly retentions. The Borrowers undertake with each Creditor Party to ensure that, in each calendar month of the Security Period after the relevant Ship has been delivered to a Borrower, on such dates as the Agent may from time to time specify, there is transferred to the Retention Account out of the Earnings received in the Earnings Account during the preceding calendar month:

(a)
one-sixth in the case of Advance A and Advance B and one-third in the case of Advance C, Advance D and Advance E of the amount of the repayment instalment relating to that Advance falling due under Clause 8 on the next applicable Repayment Date;

(b)
the relevant fraction of the aggregate amount of interest on the relevant Advance which is payable on the next due date for payment of interest on that Advance under this Agreement reduced by the amount of any payment from the Swap Bank due to the Borrower on the same date; and

(c)
the relevant fraction of the amount which is payable by the Borrowers to the Swap Bank in respect of each continuing Transaction on the next due date for payment of such amount under the relevant Confirmation.

The “relevant fraction”, in relation to paragraph (b), is a fraction of which the numerator is 1 and the denominator the number of months comprised in the then current Interest Period applicable to that Advance (or, if the period is shorter, the number of months from the later of the commencement of the current Interest Period or the last due date for payment of interest to the next due date for payment of interest on that Advance under this Agreement) and, in relation to paragraph (c), is a fraction of which the numerator is 1 and the denominator is the number of months between fixed rate payments specified in the relevant Confirmation.

18.3        Shortfall in Earnings. If the aggregate Earnings received in the Earnings Account are insufficient in any month for the required amounts to be transferred to a Retention Account under Clause 18.2, the Borrowers shall make up the amount of the insufficiency on demand from the Agent; but, without thereby prejudicing the Agent’s right to make such demand at any time, the Agent may, if so authorised by the Majority Lenders, permit the Borrowers to make up all or part of the insufficiency by increasing the amount of any transfer under Clause 18.2 from the Earnings received in the next or subsequent months.

18.4        Application of retentions. Until an Event of Default or a Potential Event of Default occurs, the Agent shall on each Repayment Date and on each due date for the payment of interest under this Agreement distribute to the Lenders in accordance with Clause 16.4 so much of the then balance on the Retention Account as equals:

(a)	the repayment instalment due on that Repayment Date; or

(b)	the amount of interest payable on that interest payment date;

in discharge of the Borrowers’ liability for that repayment instalment or that interest.

18.5        Interest accrued on Retention Account. Any credit balance on the Retention Account shall bear interest at the rate from time to time offered by the Agent to its customers for Dollar deposits of similar amounts and for periods similar to those for which such balances appear to the Agent likely to remain on the Retention Account.

18.6        Release of accrued interest. Interest accruing under Clause 18.5 shall be released to the Borrowers on each Repayment Date unless an Event of Default or a Potential Event of Default has occurred or the then credit balance on the Retention Account is less than what would have been the balance had the full amount required by Clause 18.2 (and Clause 18.3, if applicable) been transferred in that and each previous month.

18.7	Location of accounts. The Borrowers shall promptly :

(a)	comply with any requirement of the Agent as to the location or re-location of the Retention Account and the Earnings Account (or either of them);

(b)
execute any documents which the Agent specifies to create or maintain in favour of the Security Trustee a Security Interest over (and/or rights of set-off, consolidation or other rights in relation to) the Retention Account and the Earnings Account.

18.8        Debits for expenses etc. The Agent shall be entitled (but not obliged) from time to time to debit the Retention Account or the Earnings Account without prior notice in order to discharge any amount due and payable to it under Clause 20 or 21 to a Creditor Party or payment of which any Creditor Party has become entitled to demand under Clause 20 or 21.

18.9        Borrowers’ obligations unaffected. The provisions of this Clause 18 (as distinct from a distribution effected under Clause 18.4) do not affect:

(a)	the liability of the Borrowers to make payments of principal and interest on the due dates; or

(b)	any other liability or obligation of the Borrowers or any Security Party under any Finance Document.

19	EVENTS OF DEFAULT

19.1	Events of Default. An Event of Default occurs if:

(a)
any Borrower or any Security Party fails to pay when due or (if so payable on demand) within 3 Business Days of demand any sum payable under a Finance Document or under any document relating to a Finance Document; however, such failure shall not constitute an Event of Default if:

(i)	such failure is due to a bank payment transmission error; and

(ii)	such failure is remedied within 2 Business Days of notice from the Agent requiring the relevant person to do so; or

(b)	any breach occurs of Clause 9.2, 11.2, 11.3, 12.2, 12.3 or 15.2 or of clause 11.2 and 12.13 of the Guarantee; or

(c)
any breach by any Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraphs (a) or (b)) if, in the opinion of the Majority Lenders, such default is capable of remedy and such default is remedied within 15 Business Days after written notice from the Agent requesting action to remedy the same; or

(d)
(subject to any applicable grace period specified in any Finance Document) any breach by any Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraphs (a), (b) or (c)); or

(e)
any representation, warranty or statement made by, or by an officer of, a Borrower or the Guarantor in a Finance Document or in any Drawdown Notice or any other notice or document relating to a Finance Document is untrue or misleading when it is made; or

(f)	any of the following occurs in relation to any Financial Indebtedness of a Relevant Person (in respect of a sum of, or sums aggregating, $500,000 in the case of the Guarantor):

(i)	any Financial Indebtedness of a Relevant Person is not paid when due or, if so payable, on demand; or

(ii)	any Financial Indebtedness of a Relevant Person becomes due and payable or capable of being declared due and payable prior to its stated maturity date as a consequence of any event of default; or

(iii)
a lease, hire purchase agreement or charter creating any Financial Indebtedness of a Relevant Person is terminated by the lessor or owner or becomes capable of being terminated as a consequence of any termination event; or

(iv)
any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any Financial Indebtedness of a Relevant Person ceases to be available or becomes capable of being terminated as a result of any event of default, or cash cover is required, or becomes capable of being required, in respect of such a facility as a result of any event of default; or

(v)	any Security Interest securing any Financial Indebtedness of a Relevant Person becomes enforceable; or

(g)	any of the following occurs in relation to a Borrower or the Guarantor:

(i)	it becomes, in the opinion of the Majority Lenders, unable to pay its debts as they fall due; or

(ii)	any of its assets are subject to any form of execution, attachment, arrest, sequestration or distress and shall not have been released within 7 Business Days; or

(iii)	an administrator is appointed (whether by the court or otherwise) in respect of a Borrower or the Guarantor; or

(iv)
any formal declaration of bankruptcy or any formal statement to the effect that a Borrower or the Guarantor is insolvent or likely to become insolvent is made by such company or by its directors or, in any proceedings, by a lawyer acting for such company; or

(v)
a provisional liquidator is appointed in respect of a Borrower or the Guarantor, a winding-up order is made in relation to a Borrower or the Guarantor or a winding-up resolution is passed by a Borrower or the Guarantor; or

(vi)
a resolution is passed, an administration notice is given or filed, an application or petition to a court is made or presented or any other step is taken by (aa) a Borrower or the Guarantor, (bb) the members or directors of a Borrower or the Guarantor, (cc) a holder of Security Interests which together relate to all or substantially all of the assets of a Borrower or the Guarantor, or (dd) a government minister or public or regulatory authority of a Pertinent Jurisdiction for or with a view to the winding up of a Borrower or the Guarantor or for the appointment of a provisional liquidator or administrator in respect of a Borrower or the Guarantor or a Borrower or the Guarantor ceases payments to creditors generally save that this paragraph does not apply to a fully solvent winding-up of a Borrower or the Guarantor which is, or is to be, effected for the purposes of an amalgamation or reconstruction previously approved by the Majority Lenders; or

(vii)
an administration notice is given or filed, an application or petition to a court is made or presented or any other step is taken by a creditor of a Borrower or the Guarantor for the winding-up of a Borrower or the Guarantor or the appointment of a provisional liquidator or administrator in respect of a Borrower or the Guarantor in any Pertinent Jurisdiction, unless the proposed winding-up, appointment of a provisional liquidator or administration is being contested in good faith, on substantial grounds and not with a view to some other insolvency law procedure being implemented instead and either (aa) the application or petition is dismissed or withdrawn within 30 days of being made or presented, or (bb) within 30 days of the administration notice being given or filed, or the other relevant steps being taken, other action is taken which will ensure that there will be no administration and (in both cases (aa) or (bb)) the Borrower concerned or the Guarantor will continue to carry on business in the ordinary way and without being the subject of any actual, interim or pending insolvency law procedure; or

(viii)
a Borrower or the Guarantor or its directors take any steps (whether by making or presenting an application or petition to a court, or submitting or presenting a document setting out a proposal or proposed terms, or otherwise) with a view to obtaining any form of moratorium, suspension or deferral of payments, reorganisation of debt (or certain debt) or arrangement with all or a substantial proportion (by number or value) of creditors or of any class of them or any such moratorium, suspension or deferral of payments, reorganisation or arrangement is effected by court order, by the filing of documents with a court, by means of a contract or in any other way at all; or

(ix)	in a Pertinent Jurisdiction other than England, any event occurs or any procedure is commenced which, in the opinion of the Majority Lenders, is similar to any of the foregoing; or

(h)	a Borrower or the Guarantor ceases or suspends carrying on its business or a part of its business which, in the opinion of the Majority Lenders, is material in the context of this Agreement; or

(i)	it becomes unlawful in any Pertinent Jurisdiction or impossible:

(i)
for a Borrower or any Security Party to discharge any liability under a Finance Document or to comply with any other obligation which the Majority Lenders consider material under a Finance Document; or

(ii)	for the Agent, the Security Trustee or the Lenders to exercise or enforce any right under, or to enforce any Security Interest created by, a Finance Document; or

(j)
any consent necessary to enable a Borrower to own, operate or charter the Ship owned by it or to enable a Borrower or any Security Party to comply with any provision which the Majority Lenders consider material of a Finance Document or an MOA to which that Borrower is a party is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent is not fulfilled; or

(k)
the Majority Lenders reasonably believe that, without their prior consent, a change has occurred after the date of this Agreement in (i) the ownership of any of the shares in any Borrower or (ii) any other party gains control of, or becomes the largest shareholder of, the Guarantor (subject to the grace period in Clause 8.10); or

(l)
any provision of a Finance Document which the Majority Lenders reasonably consider material proves to have been or becomes invalid or unenforceable, or a Security Interest created by a Finance Document proves to have been or becomes invalid or unenforceable or such a Security Interest proves to have ranked after, or loses its priority to, another Security Interest or any other third party claim or interest; or

(m)	the security constituted by a Finance Document is in any way imperilled or in jeopardy; or

(n)	an “Event of Default” as defined in section 14 of either Master Agreement occurs; or

(o)	any other event occurs or any other circumstances arise or develop including, without limitation:

(i)	a change in the financial position, state of affairs or prospects of either Borrower or the Guarantor; or

(ii)	any accident or other event involving a Ship or another vessel owned, chartered or operated by a Relevant Person;

in the light of which the Majority Lenders reasonably consider that there is a significant risk that a Borrower or the Guarantor is, or will later become, unable to discharge its liabilities under the Finance Documents and the Master Agreements as they fall due.

19.2        Actions following an Event of Default. On, or at any time after, the occurrence of an Event of Default:

(a)	the Agent may, and if so instructed by the Majority Lenders, the Agent shall:

(i)	serve on the Borrowers a notice stating that the Commitments and all other obligations of each Lender to the Borrowers under this Agreement are terminated; and/or

(ii)
serve on the Borrowers a notice stating that the Loan, all accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand; and/or

(iii)
take any other action which, as a result of the Event of Default or any notice served under paragraph (i) or (ii), the Agent and/or the Lenders are entitled to take under any Finance Document or any applicable law; and/or

(b)
the Security Trustee may, and if so instructed by the Agent, acting with the authorisation of the Majority Lenders, the Security Trustee shall take any action which, as a result of the Event of Default or any notice served under paragraph (a) (i) or (ii), the Security Trustee, the Agent and/or the Lenders and/or the Swap Bank are entitled to take under any Finance Document or any applicable law.

19.3        Termination of Commitments. On the service of a notice under Clause 19.2(a)(i), the Commitments and all other obligations of each Lender to the Borrowers under this Agreement shall terminate.

19.4        Acceleration of Loan. On the service of a notice under Clause 19.2(a)(ii), the Loan, all accrued interest and all other amounts accrued or owing from the Borrowers or any Security Party under this Agreement and every other Finance Document shall become immediately due and payable or, as the case may be, payable on demand.

19.5        Multiple notices; action without notice. The Agent may serve notices under Clause 19.2(a)(i) or (ii) simultaneously or on different dates and it and/or the Security Trustee may take any action referred to in Clause 19.2 if no such notice is served or simultaneously with or at any time after the service of both or either of such notices.

19.6        Notification of Creditor Parties and Security Parties. The Agent shall send each Lender, the Swap Bank, the Security Trustee and each Security Party a copy or the text of any notice which the Agent serves on the Borrowers under Clause 19.2; but the notice shall become effective when it is served on the Borrowers, and no failure or delay by the Agent to send a copy or the text of the notice to any other person shall invalidate the notice or provide any Borrower or any Security Party with any form of claim or defence.

19.7        Creditor Party’s rights unimpaired. Nothing in this Clause shall be taken to impair or restrict the exercise of any right given to individual Lenders or the Swap Bank under a Finance Document, a Master Agreement or the general law; and, in particular, this Clause is without prejudice to Clause 3.1.

19.8        Exclusion of Creditor Party liability. No Creditor Party and no receiver or manager appointed by the Security Trustee, shall have any liability to a Borrower or a Security Party:

(a)
for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or

(b)
as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset;

except that this does not exempt a Creditor Party or a receiver or manager from liability for losses shown to have been caused directly and mainly by the dishonesty or the wilful misconduct of such Creditor Party’s own officers and employees or ( as the case may be) such receiver’s or manager’s own partners or employees.

19.9        Relevant Persons. In this Clause 19 a “Relevant Person” means a Borrower, the Guarantor and any company which is a subsidiary of a Borrower or the Guarantor or of which a Borrower or the Guarantor is a subsidiary; but excluding any company which is dormant and the value of whose gross assets is $50,000 or less.

19.10      Interpretation. In Clause 19.1(f) references to an event of default or a termination event include any event, howsoever described, which is similar to an event of default in a facility agreement or a termination event in a finance lease; and in Clause 19.1(g)“petition” includes an application.

19.11     Position of Swap Bank. Neither the Agent nor the Security Trustee shall be obliged, in connection with any action taken or proposal to be taken under or pursuant to the foregoing provisions of this Clause 19 to have any regard to the requirements of the Swap Bank except to the extent that the Swap Bank is also lender.

20	FEES AND EXPENSES

20.1        Arrangement, commitment, agency fees. The Borrowers shall pay to the Agent:

(a)	an arrangement fee of an amount previously agreed in writing between the Agent and the Borrowers;

(b)
unless all of the Advances have been borrowed on or before 21 August 2006, quarterly in arrears during the period from (and including) the date of the Commitment Letter to the earlier of (i) the Drawdown Date in respect of the last Advance and (ii) 29 August 2006 and on the last day of that period, for the account of the Lenders, a commitment fee at the rate of 0.30 per cent. per annum on the amount of the Total Commitments less the amount of the Loan; and

(c)
if there is more than one Lender, an annual agency fee of an amount and on the dates as previously agreed in writing between the Agent and the Borrowers, such agency fee to be payable to the Agent in advance for its own account.

20.2        Costs of negotiation, preparation etc. The Borrowers shall pay to the Agent on its demand the amount of all expenses incurred by the Agent or the Security Trustee in connection with the negotiation, preparation, execution or registration of any Finance Document or any related document or with any transaction contemplated by a Finance Document or a related document.

20.3        Costs of variations, amendments, enforcement etc. The Borrowers shall pay to the Agent, on the Agent’s demand, for the account of the Creditor Party concerned the amount of all expenses incurred by a Creditor Party in connection with:

(a)	any amendment or supplement to a Finance Document, or any proposal for such an amendment to be made;

(b)	any consent or waiver by the Lenders, the Majority Lenders or the Creditor Party concerned under or in connection with a Finance Document, or any request for such a consent or waiver;

(c)	the valuation of any security provided or offered under Clause 15 or any other matter relating to such security; or

(d)	any step taken by the Creditor Party concerned with a view to the protection, exercise or enforcement of any right or Security Interest created by a Finance Document or for any similar purpose.

There shall be recoverable under paragraph (d) the full amount of all legal expenses incurred, whether or not such as would be allowed under rules of court or any taxation or other procedure carried out under such rules.

20.4        Documentary taxes. The Borrowers shall promptly pay any tax payable on or by reference to any Finance Document, and shall, on the Agent’s demand, fully indemnify each Creditor Party against any claims, expenses, liabilities and losses resulting from any failure or delay by the Borrowers to pay such a tax.

20.5        Financial Services Authority fees. The Borrowers shall pay to the Agent, on the Agent’s demand, for the account of the Lender concerned the amounts which the Lender from time to time notifies the Borrowers that a Lender has notified the Agent to be necessary to compensate it for the cost attributable to its Contribution resulting from the imposition from time to time under or pursuant to the Bank of England Act 1998 and/or by the Bank of England and/or by the Financial Services Authority (or other United Kingdom governmental authorities or agencies) of a requirement to pay fees to the Financial Services Authority calculated by reference to liabilities used to fund its Contribution.

20.6        Certification of amounts. A notice which is signed by 2 officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 20 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

21	INDEMNITIES

21.1        Indemnities regarding borrowing and repayment of Loan. The Borrowers shall fully indemnify the Agent and each Lender on the Agent’s demand and the Security Trustee on its demand in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by that Creditor Party, or which that Creditor Party reasonably and with due diligence estimates that it will incur, as a result of or in connection with:

(a)	an Advance not being borrowed on the date specified in the relevant Drawdown Notice for any reason other than a default by the Lender claiming that indemnity;

(b)	the receipt or recovery of all or any part of the Loan or an overdue sum otherwise than on the last day of an Interest Period or other relevant period applicable to it;

(c)
any failure (for whatever reason) by the Borrowers to make payment of any amount due under a Finance Document on the due date or, if so payable, on demand (after giving credit for any default interest paid by the Borrowers on the amount concerned under Clause 7);

(d)	the occurrence and/or continuance of an Event of Default or a Potential Event of Default and/or the acceleration of repayment of the Loan under Clause 19;

and in respect of any tax (other than tax on its overall net income) for which a Creditor Party is liable in connection with any amount paid or payable to that Creditor Party (whether for its own account or otherwise) under any Finance Document.

21.2        Breakage costs. Without limiting its generality, Clause 21.1 covers any claim, expense, liability or loss, including a loss of a prospective profit, incurred by a Lender in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of its Contribution and/or any overdue amount (or an aggregate amount which includes its Contribution or any overdue amount).

21.3        Miscellaneous indemnities. The Borrowers shall fully indemnify each Creditor Party severally on their respective demands in respect of all claims, expenses, liabilities and losses which may be made or brought against or incurred by a Creditor Party, in any country, as a result of or in connection with:

(a)
any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document by the Agent, the Security Trustee or any other Creditor Party or by any receiver appointed under a Finance Document; or

(b)	any other Pertinent Matter;

other than claims, expenses, liabilities and losses which are shown to have been directly and mainly caused by the gross negligence or wilful misconduct of the officers or employees of the Creditor Party concerned.

Without prejudice to its generality, this Clause 20.3 covers any claims, expenses, liabilities and losses which arise, or are asserted, under or in connection with any law relating to safety at sea, any Environmental Incident, the ISM Code, the ISPS Code or any Environmental Law.

21.4        Currency indemnity. If any sum due from any Borrower or any Security Party to a Creditor Party under a Finance Document or under any order or judgment relating to a Finance Document has to be converted from the currency in which the Finance Document provided for the sum to be paid (the “Contractual Currency”) into another currency (the “Payment Currency”) for the purpose of:

(a)	making or lodging any claim or proof against any Borrower or any Security Party, whether in its liquidation, any arrangement involving it or otherwise; or

(b)	obtaining an order or judgment from any court or other tribunal; or

(c)	enforcing any such order or judgment;

the Borrowers shall indemnify the Creditor Party concerned against the loss arising when the amount of the payment actually received by that Creditor Party is converted at the available rate of exchange into the Contractual Currency.

In this Clause 21.4, the “available rate of exchange” means the rate at which the Creditor Party concerned is able at the opening of business (London time) on the Business Day after it receives the sum concerned to purchase the Contractual Currency with the Payment Currency.

This Clause 21.4 creates a separate liability of the Borrowers which is distinct from their other liabilities under the Finance Documents and which shall not be merged in any judgment or order relating to those other liabilities.

21.5        Certification of amounts. A notice which is signed by 2 officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 21 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

21.6        Sums deemed due to a Lender. For the purposes of this Clause 21, a sum payable by the Borrowers to the Agent or the Security Trustee for distribution to a Lender shall be treated as a sum due to that Lender.

21.7        Application to Master Agreements. For the avoidance of doubt, Clause 21.4 does not apply in respect of sums due from the Borrowers to the Swap Bank under or in connection with a Master Agreement as to which sums the provisions of Section 8 (Contractual Currency) of that Master Agreement shall apply.

22	NO SET-OFF OR TAX DEDUCTION

22.1         No deductions. All amounts due from the Borrowers under a Finance Document shall be paid:

(a)	without any form of set-off, cross-claim or condition; and

(b)	free and clear of any tax deduction except a tax deduction which a Borrower is required by law to make.

22.2        Grossing-up for taxes. If a Borrower is required by law to make a tax deduction from any payment:

(a)	that Borrower shall notify the Agent as soon as it becomes aware of the requirement;

(b)	that Borrower shall pay the tax deducted to the appropriate taxation authority promptly, and in any event before any fine or penalty arises;

(c)
the amount due in respect of the payment shall be increased by the amount necessary to ensure that each Creditor Party receives and retains (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which it would otherwise have received.

22.3        Evidence of payment of taxes. Within 1 month after making any tax deduction, the Borrower concerned shall deliver to the Agent documentary evidence satisfactory to the Lender that the tax had been paid to the appropriate taxation authority.

22.4        Tax credits. A Creditor Party which receives for its own account a repayment or credit in respect of tax on account of which a Borrower has made an increased payment under Clause 22.2, it shall pay to that Borrower a sum equal to the proportion of the repayment or credit which that Creditor Party allocates to the amount due from that Borrower in respect of which that Borrower made the increased payment, provided however that:

(a)	the Creditor Party shall not be obliged to allocate to this transaction any part of a tax repayment or credit which is referable to a class or number of transactions;

(b)
nothing in this Clause 21.4 shall oblige a Creditor Party to arrange its tax affairs in any particular manner, to claim any type of relief, credit, allowance or deduction instead of, or in priority to, another or to make any such claim within any particular time;

(c)
nothing in this Clause 21.4 shall oblige a Creditor Party to make a payment which would leave it in a worse position than it would have been in if the Borrower concerned had not been required to make a tax deduction from a payment; and

(d)	any allocation or determination made by a Creditor Party under or in connection with this Clause 22.4 shall be conclusive and binding on the Borrowers and the other Creditor Parties.

22.5        Exclusion of tax on overall net income. In this Clause 22“tax deduction” means any deduction or withholding for or on account of any present or future tax except tax on a Creditor Party’s overall net income.

22.6        Application to Master Agreement. For the avoidance of doubt, this Clause 22 does not apply in respect of sums due from the Borrowers to the Swap Bank under or in connection with a Master Agreement as to which sums the provisions of section 2(d) (Deduction or Withholding of Tax) of that Master Agreement shall apply.

23	ILLEGALITY, ETC

23.1        Illegality. This Clause 23 applies if a Lender (the “Notifying Lender”) notifies the Agent that it has become, or will with effect from a specified date, become:

(a)	unlawful or prohibited as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

(b)	contrary to, or inconsistent with, any regulation,

for the Notifying Lender to maintain or give effect to any of its obligations under this Agreement in the manner contemplated by this Agreement.

23.2        Notification of illegality. The Agent shall promptly notify the Borrowers, the Security Parties, the Security Trustee and the other Lenders of the notice under Clause 23.1 which the Agent receives from the Notifying Lender.

23.3        Prepayment; termination of Commitment. On the Agent notifying the Borrowers under Clause 23.2, the Notifying Lender’s Commitment shall terminate; and thereupon or, if later, on the date specified in the Notifying Lender’s notice under Clause 23.1 as the date on which the notified event would become effective the Borrowers shall prepay the Notifying Lender’s Contribution in full in accordance with Clause 8.

23.4        Mitigation. If circumstances arise which would result in a notification under Clause 23.2 then, without in any way limiting the rights of the Notifying Lender under Clause 23.3, the Notifying Lender shall use reasonable endeavours to transfer its obligations, liabilities and rights under this Agreement and the Finance Documents to another office or financial institution not affected by the circumstances but the Notifying Lender shall not be under any obligation to take any such action if, in its opinion, to do would or might:

(a)	have an adverse effect on its business, operations or financial condition; or

(b)	involve it in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent with, any regulation; or

(c)	involve it in any expense (unless indemnified to its satisfaction) or tax disadvantage.

24	INCREASED COSTS

24.1        Increased costs. This Clause 24 applies if a Lender (the “Notifying Lender”) notifies the Agent that the Notifying Lender considers that as a result of:

(a)
the introduction or alteration after the date of this Agreement of a law or an alteration after the date of this Agreement in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Agreement of a tax on the Lender’s overall net income); or

(b)
complying with any regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Notifying Lender allocates capital resources to its obligations under this Agreement) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Agreement, the Notifying Lender (or a parent company of it) has incurred or will incur an “increased cost”.

24.2        Meaning of “increased costs”. In this Clause 24, “increased costs” means in relation to a Notifying Lender:

(a)
an additional or increased cost incurred as a result of, or in connection with, the Notifying Lender having entered into, or being a party to, this Agreement or a Transfer Certificate, of funding or maintaining its Commitment or Contribution or performing its obligations under this Agreement, or of having outstanding all or any part of its Contribution or other unpaid sums; or

(b)	a reduction in the amount of any payment to the Notifying Lender under this Agreement or in the effective return which such a payment represents to the Notifying Lender or on its capital;

(c)
an additional or increased cost of funding all or maintaining all or any of the advances comprised in a class of advances formed by or including the Notifying Lender’s Contribution or (as the case may require) the proportion of that cost attributable to the Contribution; or

(d)	a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by the Notifying Lender under this Agreement;

but not an item attributable to a change in the rate of tax on the overall net income of the Notifying Lender (or a parent company of it) or an item covered by the indemnity for tax in Clause 21.1 or by Clause 22 or an item arising directly out of the implementation by the applicable authorities having jurisdiction over the Notifying Lender of the matters set out in the statement of the Basle Committee on Banking Regulations and Supervisory Practices dated July, 1988 and entitled “International Convergence of Capital Measurement and Capital Standards”, to the extent and according to the timetable provided for in the statement.

Without prejudice to the generality of the foregoing any item attributable to the implementation by the applicable authorities having jurisdiction over the Notifying Lender of the matters set out in the revised framework on “International Convergence of Capital Measurement and Capital Standards” (also known as “The Basle II Accord”) shall be included within the meaning of “increased costs”.

For the purposes of this Clause 24.2 the Notifying Lender may in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class of its assets and liabilities) on such basis as it considers appropriate.

24.3        Notification to Borrower of claim for increased costs. The Agent shall promptly notify the Borrowers and the Security Parties of the notice which the Agent received from the Notifying Lender under Clause 24.1.

24.4        Payment of increased costs. The Borrowers shall pay to the Agent, on the Agent’s demand, for the account of the Notifying Lender the amounts which the Agent from time to time notifies the Borrowers that the Notifying Lender has specified to be necessary to compensate the Notifying Lender for the increased cost.

24.5        Notice of prepayment. If the Borrowers are not willing to continue to compensate the Notifying Lender for the increased cost under Clause 24.3, the Borrowers may give the Agent not less than 14 days’ notice of their intention to prepay the Notifying Lender’s Contribution at the end of an Interest Period.

24.6        Prepayment; termination of Commitment. A notice under Clause 24.5 shall be irrevocable; the Agent shall promptly notify the Notifying Lender of the Borrowers’ notice of intended prepayment; and:

(a)	on the date on which the Agent serves that notice, the Commitment of the Notifying Lender shall be cancelled; and

(b)
on the date specified in its notice of intended prepayment, the Borrowers shall prepay (without premium or penalty) the Notifying Lender’s Contribution, together with accrued interest thereon at the applicable rate plus the applicable Margin.

24.7	Application of prepayment. Clause 8 shall apply in relation to the prepayment.

25	SET-OFF

25.1        Application of credit balances. Following the occurrence of and during the continuance of an Event of Default, each Creditor Party may without prior notice:

(a)
apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of a Borrower at any office in any country of that Creditor Party in or towards satisfaction of any sum then due from that Borrower to that Creditor Party under any of the Finance Documents; and

(b)	for that purpose:

(i)	break, or alter the maturity of, all or any part of a deposit of that Borrower;

(ii)	convert or translate all or any part of a deposit or other credit balance into Dollars;

(iii)	enter into any other transaction or make any entry with regard to the credit balance which the Creditor Party concerned considers appropriate.

25.2        Existing rights unaffected. No Creditor Party shall be obliged to exercise any of its rights under Clause 25.1; and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which a Creditor Party is entitled (whether under the general law or any document).

25.3        Sums deemed due to a Lender. For the purposes of this Clause 25, a sum payable by the Borrowers to the Agent or the Security Trustee for distribution to, or for the account of, a Lender shall be treated as a sum due to that Lender; and each Lender’s proportion of a sum so payable for distribution to, or for the account of, the Lenders shall be treated as a sum due to such Lender.

25.4        No Security Interest. This Clause 25 gives the Creditor Parties a contractual right of set-off only, and does not create any equitable charge or other Security Interest over any credit balance of any Borrower.

26	TRANSFERS AND CHANGES IN LENDING OFFICES

26.1        Transfer by Borrowers. No Borrower may, without the consent of the Agent, given on the instructions of all the Lenders transfer any of its rights, liabilities or obligations under any Finance Document.

26.2        Transfer by a Lender. Subject to Clause 26.4 and provided that there shall be no more than 3 Lenders, a Lender (the “Transferor Lender”) may at any time, with the consent of the Borrowers, such consent not to be unreasonably withheld or delayed, cause:

(a)	its rights in respect of all or part of its Contribution; or

(b)	its obligations in respect of all or part of its Commitment; or

(c)	a combination of (a) and (b);

to be (in the case of its rights) transferred to, or (in the case of its obligations) assumed by, another bank or financial institution (a “Transferee Lender”) by delivering to the Agent a completed certificate in the form set out in Schedule 4 with any modifications approved or required by the Agent (a “Transfer Certificate”) executed by the Transferor Lender and the Transferee Lender.

However any rights and obligations of the Transferor Lender in its capacity as Agent or Security Trustee will have to be dealt with separately in accordance with the Agency and Trust Agreement.

26.3        Transfer Certificate, delivery and notification. As soon as reasonably practicable after a Transfer Certificate is delivered to the Agent, it shall (unless it has reason to believe that the Transfer Certificate may be defective):

(a)	sign the Transfer Certificate on behalf of itself, the Borrowers, the Security Parties, the Security Trustee and each of the other Lenders;

(b)	on behalf of the Transferee Lender, send to each Borrower and each Security Party letters or faxes notifying them of the Transfer Certificate and attaching a copy of it;

(c)	send to the Transferee Lender copies of the letters or faxes sent under paragraph (b) above.

26.4        Effective Date of Transfer Certificate. A Transfer Certificate becomes effective on the date, if any, specified in the Transfer Certificate as its effective date, Provided that it is signed by the Agent under Clause 26.3 on or before that date.

26.5        No transfer without Transfer Certificate. No assignment or transfer of any right or obligation of a Lender under any Finance Document is binding on, or effective in relation to, any Borrower, any Security Party, the Agent or the Security Trustee unless it is effected, evidenced or perfected by a Transfer Certificate.

26.6        Lender re-organisation; waiver of Transfer Certificate. However, if a Lender enters into any merger, de-merger or other reorganisation as a result of which all its rights or obligations vest in another person (the “successor”), the Agent may, if it sees fit, by notice to the successor and the Borrowers and the Security Trustee waive the need for the execution and delivery of a Transfer Certificate; and, upon service of the Agent’s notice, the successor shall become a Lender with the same Commitment and Contribution as were held by the predecessor Lender.

26.7        Effect of Transfer Certificate. A Transfer Certificate takes effect in accordance with English law as follows:

(a)
to the extent specified in the Transfer Certificate, all rights and interests (present, future or contingent) which the Transferor Lender has under or by virtue of the Finance Documents are assigned to the Transferee Lender absolutely, free of any defects in the Transferor Lender’s title and of any rights or equities which any Borrower or any Security Party had against the Transferor Lender;

(b)	the Transferor Lender’s Commitment is discharged to the extent specified in the Transfer Certificate;

(c)	the Transferee Lender becomes a Lender with the Contribution previously held by the Transferor Lender and a Commitment of an amount specified in the Transfer Certificate;

(d)
the Transferee Lender becomes bound by all the provisions of the Finance Documents which are applicable to the Lenders generally, including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent and the Security Trustee and, to the extent that the Transferee Lender becomes bound by those provisions (other than those relating to exclusion of liability), the Transferor Lender ceases to be bound by them;

(e)
any part of the Loan which the Transferee Lender advances after the Transfer Certificate’s effective date ranks in point of priority and security in the same way as it would have ranked had it been advanced by the transferor, assuming that any defects in the transferor’s title and any rights or equities of any Borrower or any Security Party against the Transferor Lender had not existed;

(f)
the Transferee Lender becomes entitled to all the rights under the Finance Documents which are applicable to the Lenders generally, including but not limited to those relating to the Majority Lenders and those under Clause 5.7 and Clause 20, and to the extent that the Transferee Lender becomes entitled to such rights, the Transferor Lender ceases to be entitled to them; and

(g)
in respect of any breach of a warranty, undertaking, condition or other provision of a Finance Document or any misrepresentation made in or in connection with a Finance Document, the Transferee Lender shall be entitled to recover damages by reference to the loss incurred by it as a result of the breach or misrepresentation, irrespective of whether the original Lender would have incurred a loss of that kind or amount.

The rights and equities of any Borrower or any Security Party referred to above include, but are not limited to, any right of set off and any other kind of cross-claim.

26.8        Maintenance of register of Lenders. During the Security Period the Agent shall maintain a register in which it shall record the name, Commitment, Contribution and administrative details (including the lending office) from time to time of each Lender holding a Transfer Certificate and the effective date (in accordance with Clause 26.4) of the Transfer Certificate; and the Agent shall make the register available for inspection by any Lender, the Security Trustee and the Borrowers during normal banking hours, subject to receiving at least 3 Business Days prior notice.

26.9        Reliance on register of Lenders. The entries on that register shall, in the absence of manifest error, be conclusive in determining the identities of the Lenders and the amounts of their Commitments and Contributions and the effective dates of Transfer Certificates and may be relied upon by the Agent and the other parties to the Finance Documents for all purposes relating to the Finance Documents.

26.10      Authorisation of Agent to sign Transfer Certificates. Each Borrower, the Security Trustee and each Lender irrevocably authorise the Agent to sign Transfer Certificates on its behalf.

26.11      Registration fee. In respect of any Transfer Certificate, the Agent shall be entitled to recover a registration fee of $3,000 from the Transferor Lender or (at the Agent’s option) the Transferee Lender.

26.12      Sub-participation; subrogation assignment. A Lender may sub-participate all or any part of its rights and/or obligations under or in connection with the Finance Documents without the consent of, or any notice to, any Borrower, any Security Party, the Agent or the Security Trustee; and the Lenders may assign, in any manner and terms agreed by the Majority Lenders, the Agent and the Security Trustee, all or any part of those rights to an insurer or surety who has become subrogated to them.

26.13      Disclosure of information. A Lender may disclose to a potential Transferee Lender or sub-participant any information which the Lender has received in relation to any Borrower, any Security Party or their affairs under or in connection with any Finance Document, unless the information is clearly of a confidential nature.

26.14      Change of lending office. A Lender may change its lending office by giving notice to the Agent and the change shall become effective on the later of:

(a)	the date on which the Agent receives the notice; and

(b)	the date, if any, specified in the notice as the date on which the change will come into effect.

26.15      Notification. On receiving such a notice, the Agent shall notify the Borrowers and the Security Trustee; and, until the Agent receives such a notice, it shall be entitled to assume that a Lender is acting through the lending office of which the Agent last had notice.

26.16      Replacement of Reference Bank. If any Reference Bank ceases to be a Lender or is unable on a continuing basis to supply quotations for the purposes of Clause 5 then, unless the Borrowers, the Agent and the Majority Lenders otherwise agree, the Agent, acting on the instructions of the Majority Lenders, and after consulting the Borrowers, shall appoint another bank (whether or not a Lender) to be a replacement Reference Bank; and, when that appointment comes into effect, the first-mentioned Reference Bank’s appointment shall cease to be effective.

27	VARIATIONS AND WAIVERS

27.1       Variations, waivers etc. by Majority Lenders. A document shall be effective to vary, waive, suspend or limit any provision of a Finance Document, or any Creditor Party’s rights or remedies under such a provision or the general law, only if the document is signed, or specifically agreed to by fax, by the Borrowers, by the Agent on behalf of the Majority Lenders, by the Agent and the Security Trustee in their own rights and, if the document relates to a Finance Document to which a Security Party is party, by that Security Party.

27.2        Variations, waivers etc. requiring agreement of all Lenders. However, as regards the following, Clause 27.1 applies as if the words “by the Agent on behalf of the Majority Lenders” were replaced by the words “by or on behalf of every Lender”:

(a)	a change in the Margin or in the definition of LIBOR;

(b)	a change to the date for, the amount of, any payment of principal, interest, fees, or other sum payable under this Agreement;

(c)	a change to any Lender’s Commitment;

(d)	an extension of Availability Period;

(e)	a change to the definition of “Majority Lenders” or “Finance Documents”;

(f)	a change to the preamble or to Clause 2, 3, 4, 5.1, 17, 18 or 30;

(g)	a change to this Clause 27;

(h)	any release of, or material variation to, a Security Interest, guarantee, indemnity or subordination arrangement set out in a Finance Document; and

(i)	any other change or matter as regards which this Agreement or another Finance Document expressly provides that each Lender’s consent is required.

27.3        Exclusion of other or implied variations. Except for a document which satisfies the requirements of Clauses 27.1 and 27.2, no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of the Creditor Parties or any of them (or any person acting on behalf of any of them) shall result in the Creditor Parties or any of them (or any person acting on behalf of any of them) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising:

(a)	a provision of this Agreement or another Finance Document; or

(b)	an Event of Default; or

(c)	a breach by a Borrower or a Security Party of an obligation under a Finance Document or the general law; or

(d)	any right or remedy conferred by any Finance Document or by the general law;

and there shall not be implied into any Finance Document any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time.

28	NOTICES

28.1        General. Unless otherwise specifically provided, any notice under or in connection with any Finance Document shall be given by letter or fax; and references in the Finance Documents to written notices, notices in writing and notices signed by particular persons shall be construed accordingly.

28.2	Addresses for communications. A notice shall be sent:

(a)	to the Borrowers:	c/o MC Shipping Inc.
Gildo Pastor Center
8th Floor
7, rue du Gabian
MC 98000
Monaco

Fax No: (37) 7 97 97 49 99
Attn: Dominique Sergent

(b)	to a Lender:	At the address below its name in Schedule 1 or (as the case may require) in the relevant Transfer Certificate

(c)	to the Agent:	The Bank of Nova Scotia
Scotia House
33 Finsbury Square
London EC2A 1BB
England

Fax No: (44) 0 207 454 9019
Attn: David Stuart

(d)	to the Security Trustee:	Scotia House
33 Finsbury Square
London
EC2A 1BB
England

Fax No: (44) 0 207 454 9019
Attn: David Stuart

or to such other address as the relevant party may notify the Agent or, if the relevant Party is the Agent or the Security Trustee, the Borrowers, the Lenders and the Security Parties.

28.3         Effective date of notices. Subject to Clauses 28.4 and 28.5:

(a)	a notice which is delivered personally or posted shall be deemed to be served, and shall take effect, at the time when it is delivered;

(b)	a notice which is sent by fax shall be deemed to be served, and shall take effect, 2 hours after its transmission is completed.

28.4        Service outside business hours. However, if under Clause 28.3 a notice would be deemed to be served:

(a)	on a day which is not a business day in the place of receipt; or

(b)	on such a business day, but after 5 p.m. local time;

the notice shall (subject to Clause 28.5) be deemed to be served, and shall take effect, at 9 a.m. on the next day which is such a business day.

28.5        Illegible notices. Clauses 28.3 and 28.4 do not apply if the recipient of a notice notifies the sender within 1 hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.

28.6        Valid notices. A notice under or in connection with a Finance Document shall not be invalid by reason that its contents or the manner of serving it do not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if:

(a)	the failure to serve it in accordance with the requirements of this Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice; or

(b)	in the case of incorrect and/or incomplete contents, it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been.

28.7        English language. Any notice under or in connection with a Finance Document shall be in English.

28.8        Meaning of “notice”. In this Clause 28 “notice” includes any demand, consent, authorisation, approval, instruction, waiver or other communication.

29	JOINT AND SEVERAL LIABILITY

29.1        General. Except those pursuant to Clause 5.17 and 5.18, all liabilities and obligations of the Borrowers under this Agreement shall, whether expressed to be so or not, be several and, if and to the extent consistent with Clause 29.2, joint.

29.2        No impairment of Borrower’s obligations. The liabilities and obligations of a Borrower shall not be impaired by:

(a)	this Agreement being or later becoming void, unenforceable or illegal as regards any other Borrower;

(b)	any Lender or the Security Trustee entering into any rescheduling, refinancing or other arrangement of any kind with any other Borrower;

(c)	any Lender or the Security Trustee releasing any other Borrower or any Security Interest created by a Finance Document; or

(d)	any combination of the foregoing.

29.3        Principal debtors. Each Borrower declares that it is and will, throughout the Security Period, remain a principal debtor for all amounts owing under this Agreement and the Finance Documents and no Borrower shall in any circumstances be construed to be a surety for the obligations of any other Borrower under this Agreement.

29.4        Subordination. Subject to Clause 29.5, during the Security Period, no Borrower shall:

(a)
claim any amount which may be due to it from any other Borrower whether in respect of a payment made, or matter arising out of, this Agreement or any Finance Document, or any matter unconnected with this Agreement or any Finance Document; or

(b)	take or enforce any form of security from any other Borrower for such an amount, or in any other way seek to have recourse in respect of such an amount against any asset of the other Borrower; or

(c)	set off such an amount against any sum due from it to any other Borrower; or

(d)	prove or claim for such an amount in any liquidation, administration, arrangement or similar procedure involving any other Borrower or any other Security Party; or

(e)	exercise or assert any combination of the foregoing.

29.5        Borrower’s required action. If during the Security Period, the Agent, by notice to a Borrower, requires it to take any action referred to in paragraphs (a) to (d) of Clause 29.4, in relation to any other Borrower, that Borrower shall take that action as soon as practicable after receiving the Agent’s notice.

30	SUPPLEMENTAL

30.1        Rights cumulative, non-exclusive. The rights and remedies which the Finance Documents give to each Creditor Party are:

(a)	cumulative;

(b)	may be exercised as often as appears expedient; and

(c)	shall not, unless a Finance Document explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law.

30.2        Severability of provisions. If any provision of a Finance Document is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that Finance Document or of the provisions of any other Finance Document.

30.3        Counterparts. A Finance Document may be executed in any number of counterparts.

30.4        Third party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

31	LAW AND JURISDICTION

31.1        English law. This Agreement shall be governed by, and construed in accordance with, English law.

31.2        Exclusive English jurisdiction. Subject to Clause 31.3, the courts of England shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement.

31.3        Choice of forum for the exclusive benefit of the Creditor Parties. Clause 31.2 is for the exclusive benefit of the Creditor Parties, each of which reserves the right:

(a)
to commence proceedings in relation to any matter which arises out of or in connection with this Agreement in the courts of any country other than England and which have or claim jurisdiction to that matter; and

(b)	to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

No Borrower shall commence any proceedings in any country other than England in relation to a matter which arises out of or in connection with this Agreement.

31.4        Process agent. Each Borrower irrevocably appoints Marine Legal Services at its registered office for the time being, presently at Gate House, 1 Farringdon Street, London EC4M 7NS, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this Agreement.

31.5        Creditor Party rights unaffected. Nothing in this Clause 31 shall exclude or limit any right which any Creditor Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

31.6        Meaning of “proceedings”. In this Clause 31, “proceedings” means proceedings of any kind, including an application for a provisional or protective measure.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

LENDERS AND COMMITMENTS

Lender	Lending Office	Commitment (US Dollars)

Scotiabank Europe Plc	Scotia House 33 Finsbury Square London EC2A 1BB Tel: (44) 0 207 638 5644 Fax: (44) 0 207 454 9019 Attn: David Stuart	126,884,000

SCHEDULE 2

DRAWDOWN NOTICE

To:	The Bank of Nova Scotia
Scotia House
33 Finsbury Square
London EC2A 1BB

Attention: Loans Administration

[●] 2006

DRAWDOWN NOTICE

1             We refer to the loan agreement (the “Loan Agreement”) dated [●] July 2006 and made between ourselves, as Borrowers, the Lenders referred to therein, yourselves as Agent and Scotiabank Europe plc as Security Trustee and Swap Bank, in connection with a facility of up to US$126,884,000. Terms defined in the Loan Agreement have their defined meanings when used in this Drawdown Notice.

2	We request to borrow, Advance [A and B] [C] [D] [E] as follows:

(a)	Amount: US$[●].

(b)	Drawdown Date: [●] 2006.

(c)	Duration of the first Interest Period shall be [●] months;

(d)	Payment instructions : account of [●] and numbered [●] with [●] of [●].

3	We represent and warrant that:

(a)	the representations and warranties in Clause 10 of the Loan Agreement would remain true and not misleading if repeated on the date of this notice with reference to the circumstances now existing;

(b)	no Event of Default or Potential Event of Default has occurred or will result from the borrowing of the Advance in question.

4	This notice cannot be revoked without the prior consent of the Majority Lenders.

5             [We authorise you to deduct the arrangement fee referred to in Clause 20 from the amount of the Advance].

.................................................
for and on behalf of
MC IBIS SHIPPING LIMITED
MC EID SHIPPING LIMITED
MARZIA SHIPPING LIMITED
KEW BRIDGE SHIPPING LIMITED
BARNES BRIDGE SHIPPING LIMITED

SCHEDULE 3

CONDITION PRECEDENT DOCUMENTS

PART A

The following are the documents referred to in Clause 9.1(b).

1     A duly executed original of each Finance Document other than those referred to in Part B and of each Master Agreement.

2     Copies of the certificate of incorporation and constitutional documents of each Borrower and of the Guarantor.

3     Copies of resolutions of the directors of each Borrower and of the Guarantor authorising the execution of each of the Finance Documents and the Master Agreement to which it is a party.

4    The original of any power of attorney under which any Finance Document or a Master Agreement is executed on behalf of a Borrower or the Guarantor.

5     Copies of all consents which any Borrower or any Security Party requires to enter into, or make any payment under, any Finance Document, the Master Agreements or the MOAs.

6    The originals of any mandates or other documents required in connection with the opening or operation of the Earnings Account and the Retention Account.

7     Documentary evidence that the agent for service of process named in Clause 30 has accepted its appointment.

8     A copy of each MOA and each Time Charter.

9     Favourable legal opinions from lawyers appointed by the Lender on such matters concerning the laws of The Commonwealth of the Bahamas, The Republic of Liberia, St. Vincent and the Grenadines and such other relevant jurisdictions as the Lender may require.

PART B

The following are the documents referred to in Clause 9.1(c) (where the “Ship” is the Ship or Ship being financed by the relevant Advance):

1     A valuation of the Ship by 2 independent shipbrokers in accordance with the provisions of Clause 15 which the Agent has approved.

2     A duly executed original of the Mortgage and the Deed of Covenant or General Assignment (as the case may be) relating to the Ship (and of each document to be delivered by each of them).

3    Documentary evidence that:

(a)
in the case of Ship C, Ship D and Ship E that the Ship has been unconditionally delivered by the relevant party to, and accepted by, the Borrower concerned under, the relevant MOA and the full purchase price payable under the relevant MOA (in addition to the part to be financed by the Advance) has been duly paid;

(b)
the Ship is definitively and, if applicable, provisionally registered in the name of the Borrower concerned under Bahamas flag at the Port of Nassau (in the case of Ship A and Ship B) or under St. Vincent and the Grenadines flag (in the case of Ship C, Ship D and Ship E);

(c)	the Ship is in the absolute and unencumbered ownership of the Borrower concerned save as contemplated by the Finance Documents;

(d)	the Ship maintains the highest class possible with a classification society which the Lender has approved, free of all overdue recommendations and conditions of such classification society;

(e)	the relevant Mortgage has been duly registered against the Ship as a valid first priority Bahamas ship mortgage in accordance with the laws of the Bahamas; and

(f)	the Ship is insured in accordance with the provisions of this Agreement and all requirements therein in respect of insurances have been complied with.

4    Documents establishing that the Ship will, as from the relevant Drawdown Date, be managed by an Approved Manager on terms acceptable to the Lender, together with:

(a)	the relevant Approved Manager’s Letter of Undertaking with a copy of the relevant management agreement; and

(b)
copies of the relevant Approved Manager’s Document of Compliance and of the Ship’s Safety Management Certificate (together with any other details of the applicable safety management system which the Lender requires).

5    In the case of Ship A and Ship B, evidence satisfactory to the Agent that the Existing Indebtedness together with all amounts payable in relation thereto have been paid.

Each of the documents specified in paragraphs 2, 3, 5 and 8 of Part A and every other copy document delivered under this Schedule shall be certified as a true and up to date copy by a director or the secretary (or equivalent officer) of the Borrower concerned.

SCHEDULE 4

TRANSFER CERTIFICATE

The Transferor and the Transferee accept exclusive responsibility for ensuring that this Certificate and the transaction to which it relates comply with all legal and regulatory requirements applicable to them respectively.

To:	Scotiabank Europe plc for itself and for and on behalf of each Borrower, each Security Party, the Security Trustee, each Lender and the Swap Bank, as defined in the Loan Agreement referred to below.

1     This Certificate relates to a Loan Agreement (the “Loan Agreement”) dated [●] 2006 and made between (1) MC IBIS Shipping Limited, MC EID Shipping Limited, Marzia Shipping Limited, Kew Bridge Shipping Limited and Barnes Bridge Shipping Limited (together, the “Borrowers”), (2) the banks and financial institutions named therein, (3) The Bank of Nova Scotia as Agent, (4) Scotiabank Europe plc as Swap Bank and (5) Scotiabank Europe plc as Security Trustee for a loan facility of up to US$126,884,000.

2     In this Certificate, terms defined in the Loan Agreement shall, unless the contrary intention appears, have the same meanings and:

“Relevant Parties” means the Agent, each Borrower, each Security Party, the Security Trustee and each Lender;

“Transferor” means [full name] of [lending office]; and

“Transferee” means [full name] of [lending office].

3     The effective date of this Certificate is [●] Provided that this Certificate shall not come into effect unless it is signed by the Agent on or before that date.

4     The Transferor assigns to the Transferee absolutely all rights and interests (present, future or contingent) which the Transferor has as Lender under or by virtue of the Loan Agreement and every other Finance Document in relation to [●] per cent. of its Contribution, which percentage represents $[●].

5    By virtue of this Certificate and Clause 26 of the Loan Agreement, the Transferor is discharged [entirely from its Commitment which amounts to $[●]] [from [●] per cent. of its Commitment, which percentage represents $[●]] and the Transferee acquires a Commitment of $[●].]

6     The Transferee undertakes with the Transferor and each of the Relevant Parties that the Transferee will observe and perform all the obligations under the Finance Documents which Clause 26 of the Loan Agreement provides will become binding on it upon this Certificate taking effect.

7     The Agent, at the request of the Transferee (which request is hereby made) accepts, for the Agent itself and for and on behalf of every other Relevant Party, this Certificate as a Transfer Certificate taking effect in accordance with Clause 26 of the Loan Agreement.

8	The Transferor:

(a)	warrants to the Transferee and each Relevant Party that:

(i)	the Transferor has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which are in connection with this transaction; and

(ii)	this Certificate is valid and binding as regards the Transferor;

(b)	warrants to the Transferee that the Transferor is absolutely entitled, free of encumbrances, to all the rights and interests covered by the assignment in paragraph 4 above; and

(c)
undertakes with the Transferee that the Transferor will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee’s title under this Certificate or for a similar purpose.

9    The Transferee:

(a)	confirms that it has received a copy of the Loan Agreement and each of the other Finance Documents;

(b)	agrees that it will have no rights of recourse on any ground against either the Transferor, the Agent, the Security Trustee or any Lender in the event that:

(i)	any of the Finance Documents prove to be invalid or ineffective;

(ii)	any Borrower or any Security Party fails to observe or perform its obligations, or to discharge its liabilities, under any of the Finance Documents;

(iii)
it proves impossible to realise any asset covered by a Security Interest created by a Finance Document, or the proceeds of such assets are insufficient to discharge the liabilities of the Borrowers or Security Party under the Finance Documents;

(c)	agrees that it will have no rights of recourse on any ground against the Agent, the Security Trustee or any Lender in the event that this Certificate proves to be invalid or ineffective;

(d)	warrants to the Transferor and each Relevant Party that:

(i)	it has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which it needs to take or obtain in connection with this transaction; and

(ii)	this Certificate is valid and binding as regards the Transferee; and

(e)	confirms the accuracy of the administrative details set out below regarding the Transferee.

10     The Transferor and the Transferee each undertake with the Agent and the Security Trustee severally, on demand, fully to indemnify the Agent and/or the Security Trustee in respect of any claim, proceeding, liability or expense (including all legal expenses) which they or either of them may incur in connection with this Certificate or any matter arising out of it, except such as are shown to have been mainly and directly caused by the gross and culpable negligence or dishonesty of the Agent’s or the Security Trustee’s own officers or employees.

11     The Transferee shall repay to the Transferor on demand so much of any sum paid by the Transferor under paragraph 10 as exceeds one-half of the amount demanded by the Agent or the Security Trustee in respect of a claim, proceeding, liability or expense which was not reasonably foreseeable at the date of this Certificate; but nothing in this paragraph shall affect the liability of each of the Transferor and the Transferee to the Agent or the Security Trustee for the full amount demanded by it.

[Name of Transferor]	[Name of Transferee]

By:	By:

Date:	Date:

Agent

Signed for itself and for and on behalf of itself as Agent and for every other Relevant Party

[Name of Agent]

By:

Date:

Administrative Details of Transferee

Name of Transferee:

Lending Office:

Contact Person
(Loan Administration Department):

Telephone:

Telex:

Fax:

Contact Person
(Credit Administration Department):

Telephone:

Telex:

Fax:

Account for payments:

Note:
This Transfer Certificate alone may not be sufficient to transfer a proportionate share of the Transferor’s interest in the security constituted by the Finance Documents in the Transferor’s or Transferee’s jurisdiction. It is the responsibility of each Lender to ascertain whether any other documents are required for this purpose.

SCHEDULE 5

REPAYMENT SCHEDULE

PART 1 - ADVANCE A REPAYMENTS

Date	Repayments
5 October 2006	1,785,500.00
5 April 2007	2,149,100.00
5 October 2007	2,149,100.00
5 April 2008	2,149,100.00
5 October 2008	2,149,100.00
5 April 2009	2,149,100.00
5 October 2009	2,149,100.00
5 April 2010	2,149,100.00
5 October 2010	2,149,100.00
5 April 2011	2,149,100.00
5 October 2011	2,149,100.00
5 April 2012	4,152,500.00

PART 2 - ADVANCE B REPAYMENTS

Date	Repayments
5 October 2006	1,772,500.00
5 April 2007	1,983,100.00
5 October 2007	1,983,100.00
5 April 2008	1,983,100.00
5 October 2008	1,983,100.00
5 April 2009	1,983,100.00
5 October 2009	1,983,100.00
5 April 2010	1,983,100.00
5 October 2010	1,983,100.00
5 April 2011	1,983,100.00
5 October 2011	1,983,100.00
5 April 2012	1,983,100.00
5 October 2012	1,983,100.00
5 April 2013	1,983,100.00
5 October 2013	1,983,100.00
5 April 2014	1,983,100.00
5 October 2014	1,983,100.00
5 April 2015	1,983,100.00
5 October 2015	1,983,100.00
5 April 2016	3,986,700.00

PART 3 - ADVANCE C REPAYMENTS

Date	Repayments
January 2007	1,080,000.00
April 2007	1,080,000.00
July 2007	1,080,000.00
October 2007	1,080,000.00
January 2008	1,080,000.00
April 2008	1,080,000.00
July 2008	1,080,000.00
October 2008	1,080,000.00
January 2009	1,080,000.00
April 2009	1,080,000.00
July 2009	1,080,000.00
October 2009	1,080,000.00
January 2010	1,080,000.00
April 2010	1,080,000.00
July 2010	1,080,000.00
October 2010	1,080,000.00
January 2011	1,080,000.00
April 2011	1,080,000.00
July 2011	1,080,000.00
October 2011	674,000.00
January 2012	674,000.00
April 2012	674,000.00
July 2012	674,000.00
October 2012	674,000.00
January 2013	674,000.00
April 2013	674,000.00

July 2013	674,000.00
October 2013	674,000.00
January 2014	674,000.00
April 2014	674,000.00
July 2014	674,000.00
October 2014	674,000.00
January 2015	674,000.00
April 2015	674,000.00
July 2015	674,000.00
October 2015	674,000.00
January 2016	674,000.00
April 2016	674,000.00
July 2016	674,000.00

PART 4 - ADVANCE D REPAYMENTS

Date	Repayments
January 2007	875,500.00
April 2007	875,500.00
July 2007	875,500.00
October 2007	875,500.00
January 2008	875,500.00
April 2008	875,500.00
July 2008	875,500.00
October 2008	487,150.00
January 2009	487,150.00
April 2009	487,150.00
July 2009	487,150.00
October 2009	487,150.00
January 2010	487,150.00
April 2010	487,150.00
July 2010	487,150.00
October 2010	487,150.00
January 2011	487,150.00

PART 5 - ADVANCE E REPAYMENTS

Date	Repayments
January 2007	825,750.00
April 2007	825,750.00
July 2007	825,750.00
October 2007	825,750.00
January 2008	825,750.00
April 2008	825,750.00
July 2008	825,750.00
October 2008	421,975.00
January 2009	421,975.00
April 2009	421,975.00
July 2009	421,975.00
October 2009	421,975.00
January 2010	421,975.00
April 2010	421,975.00
July 2010	421,975.00
October 2010	421,975.00
January 2011	421,975.00

EXECUTION PAGES

BORROWERS

SIGNED by	)
)
for and on behalf of	)
MC IBIS SHIPPING LIMITED	)
in the presence of:	)

SIGNED by	)
)
for and on behalf of	)
MC EID SHIPPING LIMITED	)
in the presence of:	)

SIGNED by	)
)
for and on behalf of	)
MARZIA SHIPPING LIMITED	)
in the presence of:	)

SIGNED by	)
)
for and on behalf of	)
KEW BRIDGE SHIPPING LIMITED	)
in the presence of:	)

SIGNED by	)
)
for and on behalf of	)
BARNES BRIDGE SHIPPING LIMITED	)
in the presence of:	)

LENDERS

SIGNED by	)
)
for and on behalf of	)
SCOTIABANK EUROPE PLC	)
in the presence of:	)

AGENT

SIGNED by	)
)
for and on behalf of	)
THE BANK OF NOVA SCOTIA	)
in the presence of:	)

SWAP BANK

SIGNED by	)
)
for and on behalf of	)
SCOTIABANK EUROPE PLC	)
in the presence of:	)

SECURITY TRUSTEE

SIGNED by	)
)
for and on behalf of	)
SCOTIABANK EUROPE PLC	)
in the presence of:	)

Dated 10 July 2006

MC SHIPPING INC.
as Guarantor

- and -

SCOTIABANK EUROPE PLC
as Security Trustee

GUARANTEE

relating to a Loan Agreement
dated 10 July 2006

INDEX

Clause		Page

1	INTERPRETATION	7

2	GUARANTEE	8

3	LIABILITY AS PRINCIPAL AND INDEPENDENT DEBTOR	8

4	EXPENSES	9

5	ADJUSTMENT OF TRANSACTIONS	9

6	PAYMENTS	9

7	INTEREST	10

8	SUBORDINATION	10

9	ENFORCEMENT	10

10	REPRESENTATIONS AND WARRANTIES	11

11	UNDERTAKINGS	12

12	JUDGMENTS AND CURRENCY INDEMNITY	14

13	SET OFF	14

14	SUPPLEMENTAL	15

15	ASSIGNMENT	16

16	NOTICES	16

17	INVALIDITY OF LOAN AGREEMENT	16

18	GOVERNING LAW AND JURISDICTION	17

EXECUTION PAGE		19

THIS GUARANTEE is made on 10 July 2006

BETWEEN

(1)	MC SHIPPING INC., a corporation incorporated in the Republic of Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia (the “Guarantor”); and

(2)	SCOTIABANK EUROPE PLC, acting through its office at Scotia House, 33 Finsbury Square, London EC2A 1BB, England, (the “Security Trustee”, which expression includes its successors and assigns).

BACKGROUND

(A)
By a loan agreement dated 10 July 2006 and made between (i) MC IBIS Shipping Limited, MC Eid Shipping Limited, Marzia Shipping Limited, Kew Bridge Shipping Limited and Barnes Bridge Shipping Limited as joint and several borrowers (the “Borrowers”) and (ii) the Lenders, (iii) the Swap Bank, (iv) the Agent, and (v) the Security Trustee, it was agreed that the Lenders would make available to the Borrowers a facility of up to US$126,884,000.

(B)
By a master agreement (the “Master Agreement A”) dated 30 March 2005 as amended by a letter dated 10 July 2006 and made between (i) MC Ibis Shipping Limited and (ii) the Swap Bank, it was agreed that the Swap Bank might enter into Transactions with MC Ibis Shipping Limited from time to time to hedge the Borrowers’ exposure to interest rate fluctuations in respect of Advance A.

(C)
By a master agreement (the “Master Agreement B”) dated 30 March 2005 as amended by a letter dated 10 July 2006 and made between (i) MC Eid Shipping Limited and (ii) the Swap Bank, it was agreed that the Swap Bank might enter into Transactions with MC Eid Shipping Limited from time to time to hedge the Borrowers’ exposure to interest rate fluctuations in respect of Advance B.

(D)
By a master agreement (the “Master Agreement C”) dated 10 July 2006 and made between (i) Marzia Shipping Limited and (ii) the Swap Bank, it was agreed that the Swap Bank might enter into Transactions with Marzia Shipping Limited from time to time to hedge the Borrowers’ exposure to interest rate fluctuations in respect of Advance C.

(E)
By a master agreement (the “Master Agreement D”) dated 10  July 2006 and made between (i) Kew Bridge Shipping Limited and (ii) the Swap Bank, it was agreed that the Swap Bank might enter into Transactions with Kew Bridge Shipping Limited from time to time to hedge the Borrowers’ exposure to interest rate fluctuations in respect of Advance D.

(F)
By a master agreement (the “Master Agreement E”) dated 10 July 2006 and made between (i) Barnes Bridge Shipping Limited and (ii) the Swap Bank, it was agreed that the Swap Bank might enter into Transactions with Barnes Bridge Shipping Limited from time to time to hedge the Borrowers’ exposure to interest rate fluctuations in respect of Advance E.

(A)	By the Agency and Trust Deed entered into pursuant to the Loan Agreement, it was agreed that the Security Trustee would hold the Trust Property on trust for the Lenders and the Swap Bank.

(G)
The execution and delivery to the Security Trustee of this Guarantee is one of the conditions precedent to the availability of the facility under the Loan Agreement and to the Swap Bank entering into any Transactions with any Borrower under any Master Agreement.

IT IS AGREED as follows:

1	INTERPRETATION

1.1           Defined expressions. Words and expressions defined in the Loan Agreement shall have the same meanings when used in this Guarantee unless the context otherwise requires.

1.2	Construction of certain terms. In this Guarantee:

“bankruptcy” includes a liquidation, receivership or administration and any form of suspension of payments, arrangement with creditors or reorganisation under any corporate or insolvency law of any country;

“EBITDA” means, at any date of determination under this Guarantee, charterhire and other income of the Guarantor and its subsidiaries for the 12-month period ending on that date:

(a)	less the sum for the relevant 12-month period, without duplication, of:

(i)	commission on charterhire;

(ii)	vessel operating expenses; and

(iii)	general and administrative expenses;

(b)	plus interest income for the relevant 12-month period;

all determined on a consolidated basis in accordance with GAAP and as shown in the consolidated statement of income in the Latest Financial Statements;

“GAAP” means auditing standards generally accepted in the United States of America;

“Latest Financial Statements” means, at any date, the latest audited annual consolidated financial statements or interim consolidated financial statements of the Guarantor and its subsidiaries delivered to the Security Trustee pursuant to Clause 11.3 and/or made publicly available;

“Liquidity” means, at any date of determination under this Guarantee, cash and cash equivalents of the Guarantor and its subsidiaries determined on a consolidated basis in accordance with GAAP and as shown in the consolidated balance sheet in the Latest Financial Statements;

“Loan Agreement” means the loan agreement dated           July 2006 referred to in Recital (A) and includes any existing or future amendments or supplements, whether made with the Guarantor's consent or otherwise;

“Master Agreements” means the master agreements referred to in Recitals (B) and (C) each dated 30 March 2005 as amended by a letter dated       July 2006 and Recitals (D), (E) and (F) each dated        July 2006 and includes any existing or future amendments or supplements, whether made with the Guarantor’s consent or otherwise and also includes any Transactions from time to time entered into and Confirmations exchanged under those master agreements;

7

“Net Income” means, at any date of determination under this Guarantee, the net income of the Guarantor and its subsidiaries for the 12-month period ending on that date determined on a consolidated basis in accordance with GAAP and as shown in the consolidated statement of income in the Latest Financial Statements; and

“Tangible Net Worth” means, at any date of determination under this Guarantee, the value of total shareholders’ equity of the Guarantor and its subsidiaries determined on a consolidated basis in accordance with GAAP and as shown in the consolidated balance sheet in the Latest Financial Statements.

1.3           Application of construction and interpretation provisions of Loan Agreement. Clause 1.2 to 1.5 of the Loan Agreement apply, with any necessary modifications, to this Guarantee.

2	GUARANTEE

2.1           Guarantee and indemnity. The Guarantor unconditionally and irrevocably:

(a)
guarantees the due payment of all amounts payable by the Borrowers or any of them under or in connection with the Commitment Letter, the Loan Agreement, every other Finance Document and the Master Agreements;

(b)	undertakes to pay to the Security Trustee, on the Security Trustee's demand, any such amount which is not paid by the Borrowers or any of them when payable; and

(c)
fully indemnifies the Security Trustee and each other Creditor Party on its demand in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by the Security Trustee or that Creditor Party as a result of or in connection with any obligation or liability guaranteed by the Guarantor being or becoming unenforceable, invalid, void or illegal; and the amount recoverable under this indemnity shall be equal to the amount which the Security Trustee or the other Creditor Party concerned would otherwise have been entitled to recover.

2.2            No limit on number of demands. The Security Trustee may serve more than 1 demand under Clause 2.1.

3	LIABILITY AS PRINCIPAL AND INDEPENDENT DEBTOR

3.1           Principal and independent debtor. The Guarantor shall be liable under this Guarantee as a principal and independent debtor and accordingly it shall not have, as regards this Guarantee, any of the rights or defences of a surety.

3.2           Waiver of rights and defences. Without limiting the generality of Clause 3.1, the Guarantor shall neither be discharged by, nor have any claim against any Creditor Party in respect of:

(a)	any amendment or supplement being made to any of the Finance Documents or any of the Master Agreements;

8

(b)	any arrangement or concession (including a rescheduling or acceptance of partial payments) relating to, or affecting, any of the Finance Documents or any of the Master Agreements;

(c)	any release or loss (even though negligent) of any right or Security Interest created by any of the Finance Documents or any of the Master Agreements;

(d)
any failure (even though negligent) promptly or properly to exercise or enforce any such right or Security Interest, including a failure to realise for its full market value an asset covered by such a Security Interest; or

(e)
any other Finance Document or any Master Agreement or any Security Interest now being or later becoming void, unenforceable, illegal or invalid or otherwise defective for any reason, including a neglect to register it.

4	EXPENSES

4.1          Costs of preservation of rights, enforcement etc. The Guarantor shall pay to the Security Trustee on its demand the amount of all expenses incurred by the Security Trustee (or any other Creditor Party) (including legal expenses actually incurred) in connection with any matter arising out of this Guarantee or any Security Interest connected with it, including any advice, claim or proceedings relating to this Guarantee or such a Security Interest.

4.2           Fees and expenses payable under Loan Agreement. Clause 4.1 is without prejudice to the Guarantor’s liabilities in respect of the Borrowers’ obligations under clause 20 of the Loan Agreement (Fees and Expenses) and under similar provisions of the other Finance Documents.

5	ADJUSTMENT OF TRANSACTIONS

5.1            Reinstatement of obligation to pay. The Guarantor shall pay to the Security Trustee on its demand any amount which any Creditor Party is required, or agrees, to pay pursuant to any claim by, or settlement with, a trustee in bankruptcy of any Borrower or of another Security Party (or similar person) on the ground that the Loan Agreement or any Master Agreement or a payment by the Borrowers or either of them or by another Security Party, was invalid or on any similar ground.

6	PAYMENTS

6.1           Method of payments. Any amount due under this Guarantee shall be paid:

(a)	in immediately available funds;

(b)	to such account as the Security Trustee may from time to time notify to the Guarantor;

(c)	without any form of set-off, cross-claim or condition; and

(d)	free and clear of any tax deduction except a tax deduction which the Guarantor is required by law to make.

6.2           Grossing-up for taxes. If the Guarantor is required by law to make a tax deduction, the amount due to the Security Trustee shall be increased by the amount necessary to ensure that the Security Trustee and (if the payment is not due to the Security Trustee for its own account) the Creditor Party beneficially interested in the payment receives and retains a net amount which, after the tax deduction, is equal to the full amount that it would otherwise have received.

9

7	INTEREST

7.1           Accrual of interest. Any amount due under this Guarantee shall carry interest after the third Business Day following the date on which the Security Trustee demands payment of it until it is actually paid, unless interest on that same amount also accrues under the Loan Agreement or a Master Agreement.

7.2           Calculation of interest. Interest under this Guarantee shall be calculated and accrue in the same way as interest under clause 7 of the Loan Agreement.

7.3           Guarantee extends to interest payable under Loan Agreement. For the avoidance of doubt, it is confirmed that this Guarantee covers all interest payable under the Loan Agreement (including that payable under clause 7 of the Loan Agreement).

8	SUBORDINATION

8.1           Subordination of rights of Guarantor. All rights which the Guarantor at any time has (whether in respect of this Guarantee or any other transaction) against the Borrowers or any of them or any other Security Party or their respective assets shall be fully subordinated to the rights of the Security Trustee under the Finance Documents; and, in particular, the Guarantor shall not:

(a)
claim, or in a bankruptcy of any Borrower or any other Security Party prove for, any amount payable to the Guarantor by any Borrower or any other Security Party, whether in respect of this Guarantee or any other transaction;

(b)	take or enforce any Security Interest for any such amount;

(c)	claim to set-off any such amount against any amount payable by the Guarantor to the Borrowers or any of them or any other Security Party; or

(d)	claim any subrogation or other right in respect of any Finance Document or a Master Agreement or any sum received or recovered by any Creditor Party under a Finance Document or a Master Agreement.

9	ENFORCEMENT

9.1          No requirement to commence proceedings against Borrowers. Neither the Security Trustee nor any other Creditor Party will need to commence any proceedings under, or enforce any Security Interest created by, the Loan Agreement or any other Finance Document or any Master Agreement before claiming or commencing proceedings under this Guarantee.

9.2           Conclusive evidence of certain matters. However, as against the Guarantor:

(a)	any judgment or order of a court in England or any other Pertinent Jurisdiction in connection with the Loan Agreement or any Master Agreement; and

(b)	any statement or admission of the Borrowers or either of them in connection with the Loan Agreement or any Master Agreement,

shall be binding and conclusive as to all matters of fact and law to which it relates.

10

9.3           Suspense account. The Security Trustee and any Creditor Party may, for the purpose of claiming or proving in a bankruptcy of a Borrower or any other Security Party, place any sum received or recovered under or by virtue of this Guarantee or any Security Interest connected with it on a separate suspense or other nominal account without applying it in satisfaction of the Borrowers' obligations under the Loan Agreement and/or the Master Agreements.

10	REPRESENTATIONS AND WARRANTIES

10.1         General. The Guarantor represents and warrants to the Security Trustee as follows.

10.2         Status. The Guarantor is duly incorporated and validly existing and in good standing under the laws of the Republic of Liberia.

10.3         Corporate power. The Guarantor has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:

(a)	to execute this Guarantee; and

(b)	to make all the payments contemplated by, and to comply with, this Guarantee.

10.4         Consents in force. All the consents referred to in Clause 10.3 remain in force and nothing has occurred which makes any of them liable to revocation.

10.5         Legal validity. This Guarantee constitutes the Guarantor’s legal, valid and binding obligations enforceable against the Guarantor in accordance with its terms and such obligations will rank at least pari passu with all its other present and future unsecured and unsubordinated obligations subject to any relevant insolvency laws affecting creditors' rights generally.

10.6         No conflicts. The execution by the Guarantor of this Guarantee and its compliance with this Guarantee will not involve or lead to a contravention of:

(a)	any law or regulation; or

(b)	the constitutional documents of the Guarantor; or

(c)	any contractual or other obligation or restriction which is binding on the Guarantor or any of its assets.

10.7         No withholding taxes. All payments which the Guarantor is liable to make under this Guarantee may be made without deduction or withholding for or on account of any tax payable under any law of any Pertinent Jurisdiction.

10.8         No default. To the knowledge of the Guarantor, no Event of Default or Potential Event of Default has occurred and is continuing.

10.9        Information. All information which has been provided in writing by or on behalf of the Guarantor to the Security Trustee or any other Creditor Party in connection with any Finance Document satisfied the requirements of Clause 11.2; all audited and unaudited financial statements which have been so provided satisfied the requirements of Clause 11.4; and there has been no material adverse change in the financial position or state of affairs of the Guarantor from that disclosed in the latest of those financial statements.

11

10.10      No litigation. No legal or administrative action involving the Guarantor has been commenced or taken or, to the Guarantor’s knowledge, is likely to be commenced or taken which, in either case, would be likely to have a material adverse effect on the Guarantor's financial position or state of affairs.

11	UNDERTAKINGS

11.1         General. The Guarantor undertakes with the Security Trustee to comply with the following provisions of this Clause 11 at all times during the Security Period, except as the Agent, with the authority of the Majority Lenders, may otherwise permit.

11.2         Information provided to be accurate. All financial and other information which is provided in writing by or on behalf of the Guarantor under or in connection with this Guarantee will be true and not misleading and will not omit any material fact or consideration.

11.3	Provision of financial statements. The Guarantor will send to the Security Trustee:

(a)
as soon as possible, but in no event later than 3 months after the end of each financial year of the Guarantor, the audited consolidated financial statements of the Guarantor and its subsidiaries containing (among other things) a consolidated balance sheet, a consolidated statement of income, a consolidated statement of cash flows and a consolidated statement of shareholders’ equity;

(b)
as soon as possible, but in no event later than 2 months after the end of each quarter in each financial year of the Guarantor unaudited consolidated financial statements of the Guarantor and its subsidiaries certified as to their correctness by an authorised representative of the Guarantor;

(c)
together with each set of financial statements, a certificate signed by the chief financial officer of the Guarantor (in such form as the Security Trustee may require) certifying that the Guarantor is in compliance with the provisions of Clause 11.13 and that the Borrowers are in compliance with the provisions of clause 11.17 of the Loan Agreement; and

(d)	from time to time, and on demand, such additional financial or other information relating to the Guarantor or to any of its subsidiaries as may reasonably be requested by the Security Trustee.

11.4         Form of financial statements. All financial statements (audited and unaudited) delivered under Clause 11.3 will:

(a)	be prepared in accordance with all applicable laws and GAAP consistently applied;

(b)
present fairly in all material respects the consolidated financial position of the Guarantor and its subsidiaries at the date of those financial statements and the consolidated results of their operations and cash flows for the period to which those financial statements relate; and

(c)	be free of material misstatement and fully disclose or provide for all significant liabilities of the Guarantor and of each of its subsidiaries.

12

11.5         Shareholder and creditor notices. The Guarantor will send the Security Trustee, at the same time as they are despatched, copies of all communications which are despatched to the Guarantor's shareholders or creditors or any class of them.

11.6         Consents. The Guarantor will maintain in force and promptly obtain or renew, and will promptly send certified copies to the Security Trustee of, all consents required:

(a)	for the Guarantor to perform its obligations under this Guarantee;

(b)	for the validity or enforceability of this Guarantee;

and the Guarantor will comply with the terms of all such consents.

11.7         Notification of litigation. The Guarantor will provide the Security Trustee with details of any legal or administrative action involving the Guarantor as soon as such action is instituted or it becomes apparent to the Guarantor that it is likely to be instituted, unless it is clear that the legal or administrative action cannot be considered material in the context of this Guarantee.

11.8         Notification of default. The Guarantor will notify the Security Trustee as soon as the Guarantor becomes aware of:

(a)	the occurrence of an Event of Default or Potential Event of Default; or

(b)	any matter which indicates that an Event of Default may have occurred;

and will thereafter keep the Security Trustee fully up-to-date with all developments.

11.9         Maintenance of status. The Guarantor will maintain its separate corporate existence and remain in good standing under the laws of the Republic of Liberia.

11.10       No change of business. The Guarantor will not, and shall procure that none of its subsidiaries will, make any material change to the nature of its business from that existing at the date of this Guarantee.

11.11       No merger etc. The Guarantor shall not, and shall procure that none of the Borrowers shall, enter into any form of merger, sub-division or amalgamation unless, in the case of the Guarantor:

(a)	it is the surviving entity;

(b)	clause 8.7(c) of the Loan Agreement would not then apply; and

(c)	Tangible Net Worth of the surviving entity is equal to or greater than that of the Guarantor.

11.12      Maintenance of ownership of Borrowers. The Guarantor shall remain the direct or indirect beneficial owner of the whole of the issued share capital of each Borrower, free from any Security Interest, at all times during the Security Period.

11.13       Financial covenants. The Guarantor shall ensure that the consolidated financial position of the Guarantor and its subsidiaries (tested quarterly as at 31 March, 30 June, 30 September and 31 December against each set of Latest Financial Statements) shall be such that:

13

(a)	Tangible Net Worth shall be not less than $25,000,000 plus:

(i)
50 per cent. of cumulative Net Income for the period commencing on 1 January 2005 and ending on the date of determination of Tangible Net Worth Provided that if Net Income is negative for any quarter in any financial year, the figure for such quarter shall count as zero; and

(ii)	the paid up value of any shares in the Guarantor issued after the date of this Guarantee;

(b)	Liquidity shall be not less than $5,000,000.

11.14      Share Pledge. Upon the written request of the Agent, the Guarantor shall promptly execute and deliver to the Agent a share security deed in the form required by the Agent creating a valid, binding and enforceable, first priority Security Interest in favour of the Security Trustee over all of the shares relating to each Borrower.

12	JUDGMENTS AND CURRENCY INDEMNITY

12.1        Judgments relating to Loan Agreement and/or Master Agreements. This Guarantee shall cover any amount payable by the Borrowers under or in connection with any judgment relating to the Loan Agreement and/or any Master Agreement.

12.2        Currency indemnity. In addition, clause 21.4 (Currency Indemnity) of the Loan Agreement shall apply, with any necessary adaptations, in relation to this Guarantee.

13	SET-OFF

13.1         Application of credit balances. Following the occurrence of and during the continuation of an Event of Default, each Creditor Party may without prior notice:

(a)
apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of the Guarantor at any office in any country of that Creditor Party in or towards satisfaction of any sum then due from the Guarantor to each Creditor Party under this Guarantee; and

(b)	for that purpose:

(i)	break, or alter the maturity of, all or any part of a deposit of the Guarantor;

(ii)	convert or translate all or any part of a deposit or other credit balance into Dollars;

(iii)	enter into any other transaction or make any entry with regard to the credit balance which the Creditor Party concerned considers appropriate.

13.2         Existing rights unaffected. No Creditor Party shall be obliged to exercise any of its rights under Clause 13.1; and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which a Creditor Party is entitled (whether under the general law or any document).

14

13.3         No Security Interest. This Clause 13 gives a Creditor Party a contractual right of set-off only, and does not create any equitable charge or other Security Interest over any credit balance of the Guarantor.

13.4        Sums deemed due to a Lender. For the purposes of this Clause 13, a sum payable by the Guarantor to the Agent or the Security Trustee for distribution to, or for the account of, a Lender and/or the Swap Bank shall be treated as a sum due to that Lender or the Swap Bank (as the case may be); and each Lender's and the Swap Bank’s proportion of a sum so payable for distribution to, or for the account of, the Lenders or the Swap Bank (as the case may be) shall be treated as a sum due to that Lender or the Swap Bank.

14	SUPPLEMENTAL

14.1        Continuing guarantee. This Guarantee shall remain in force as a continuing security at all times during the Security Period.

14.2        Rights cumulative, non-exclusive. The Security Trustee’s rights under and in connection with this Guarantee are cumulative, may be exercised as often as appears expedient and shall not be taken to exclude or limit any right or remedy conferred by law.

14.3        No impairment of rights under Guarantee. If the Security Trustee omits to exercise, delays in exercising or invalidly exercises any of its rights under this Guarantee, that shall not impair that or any other right of the Security Trustee under this Guarantee.

14.4        Severability of provisions. If any provision of this Guarantee is or subsequently becomes void, illegal, unenforceable or otherwise invalid, that shall not affect the validity, legality or enforceability of its other provisions.

14.5        Guarantee not affected by other security. This Guarantee shall not impair, nor be impaired by, any other guarantee, any Security Interest or any right of set-off or netting or to combine accounts which the Security Trustee or any other Creditor Party may now or later hold in connection with the Loan Agreement or any Master Agreement.

14.6        Guarantor bound by Loan Agreement and Master Agreements. The Guarantor agrees with the Security Trustee to be bound by all provisions of the Loan Agreement and the Master Agreements which are applicable to the Security Parties in the same way as if those provisions had been set out (with any necessary modifications) in this Guarantee and confirms that it is fully familiar with the terms of the Loan Agreement and the other Finance Documents and the Master Agreements.

14.7        Applicability of provisions of Guarantee to other Security Interests. Any Security Interest which the Guarantor creates (whether at the time at which it signs this Guarantee or at any later time) to secure any liability under this Guarantee shall be a principal and independent security, and Clauses 3 and 17 shall, with any necessary modifications, apply to it, notwithstanding that the document creating the Security Interest neither describes it as a principal or independent security nor includes provisions similar to Clauses 3 and 17.

14.8        Applicability of provisions of Guarantee to other rights. Clauses 3 and 17 shall also apply to any right of set-off or netting or to combine accounts which the Guarantor creates by an agreement entered into at the time of this Guarantee or at any later time (notwithstanding that the agreement does not include provisions similar to Clauses 3 and 17), being an agreement referring to this Guarantee.

15

14.9        Third party rights. Other than the Agent, the Lenders and the Swap Bank, who shall be entitled to enforce and enjoy the benefit of the provisions of this Guarantee subject to the provisions of the Loan Agreement, a person who is not a party to this Guarantee has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Guarantee.

15	ASSIGNMENT

15.1        Assignment by Security Trustee. The Security Trustee may assign its rights under and in connection with this Guarantee to the same extent as it may assign its rights under the Loan Agreement.

16	NOTICES

16.1        Notices to Guarantor. Any notice or demand to the Guarantor under or in connection with this Guarantee shall be given by letter or fax:

MC Shipping Inc.
Gildo Pastor Center
8th Floor, 7 rue du Gabian
Monaco MC98000
Attention: Dominique Sergent

Fax No: (37) 7 92 05 94 16

or to such other address which the Guarantor may notify to the Security Trustee.

16.2        Application of certain provisions of Loan Agreement. Clauses 28.3, 28.4 and 28.5 of the Loan Agreement apply to any notice or demand under or in connection with this Guarantee.

16.3        Validity of demands. A demand under this Guarantee shall be valid notwithstanding that it is served:

(a)	on the date on which the amount to which it relates is payable by any Borrower under the Loan Agreement or the relevant Master Agreement (as the case may be);

(b)	at the same time as the service of a notice under clause 19.2 (Events of Default) of the Loan Agreement;

and a demand under this Guarantee may refer to all amounts payable under or in connection with the Loan Agreement and/or the Master Agreements (or any of them) without specifying a particular sum or aggregate sum.

16.4         Notices to Security Trustee. Any notice to the Security Trustee under or in connection with this Guarantee shall be sent to the same address and in the same manner as notices to the Security Trustee under the Loan Agreement.

17	INVALIDITY OF LOAN AGREEMENT

17.1         Invalidity of Loan Agreement. In the event of:

16

(a)
the Loan Agreement now being or later becoming, with immediate or retrospective effect, void, illegal, unenforceable or otherwise invalid for any other reason whatsoever, whether of a similar kind or not; or

(b)
without limiting the scope of paragraph (a), a bankruptcy of a Borrower, the introduction of any law or any other matter resulting in a Borrower being discharged from liability under the Loan Agreement, or the Loan Agreement ceasing to operate (for example, by interest ceasing to accrue);

this Guarantee shall cover any amount which would have been or become payable under or in connection with the Loan Agreement if the Loan Agreement had been and remained entirely valid, legal and enforceable, or the Borrower concerned had not suffered bankruptcy, or any combination of such events or circumstances, as the case may be, and the Borrower concerned had remained fully liable under it for liabilities whether invalidly incurred or validly incurred but subsequently retrospectively invalidated; and references in this Guarantee to amounts payable by the Borrower concerned under or in connection with the Loan Agreement shall include references to any amount which would have so been or become payable as aforesaid.

17.2        Invalidity of other Finance Documents and Master Agreements. Clause 17.1 also applies to each of the other Finance Documents to which the Borrower concerned is a party and to the relevant Master Agreement.

18	GOVERNING LAW AND JURISDICTION

18.1         English law. This Guarantee shall be governed by, and construed in accordance with, English law.

18.2         Exclusive English jurisdiction. Subject to Clause 18.3, the courts of England shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Guarantee.

18.3         Choice of forum for the exclusive benefit of the Security Trustee. Clause 18.2 is for the exclusive benefit of the Security Trustee, which reserves the rights:

(a)
to commence proceedings in relation to any matter which arises out of or in connection with this Guarantee in the courts of any country other than England and which have or claim jurisdiction to that matter; and

(b)	to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

The Guarantor shall not commence any proceedings in any country other than England in relation to a matter which arises out of or in connection with this Guarantee.

18.4        Process agent. The Guarantor irrevocably appoints Marine Legal Services Limited at its registered office for the time being, presently at Gate House, 1 Farringdon Street, London EC4M 7NS, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this Guarantee.

17

18.5         Security Trustee’s rights unaffected. Nothing in this Clause 18 shall exclude or limit any right which the Security Trustee may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

18.6         Meaning of “proceedings”. In this Clause 18, “proceedings” means proceedings of any kind, including an application for a provisional or protective measure.

THIS GUARANTEE has been entered into and delivered as a deed on the date stated at the beginning of this Guarantee.

18

EXECUTION PAGE

GUARANTOR

EXECUTED and DELIVERED	)
as a DEED by	)
MC SHIPPING INC.	)
by	)
its duly authorised attorney	)
in the presence of:	)

SECURITY TRUSTEE

EXECUTED and DELIVERED	)
as a DEED by	)
SCOTIABANK EUROPE PLC	)
by	)
its duly authorised attorney	)
in the presence of:	)

19